                                                                    EXHIBIT 99.2


                            STOCK PURCHASE AGREEMENT




                                 BY AND BETWEEN

                              PROGRESS ENERGY, INC.


                                       AND


                       PIEDMONT NATURAL GAS COMPANY, INC.






                                OCTOBER 16, 2002

                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1


AGREEMENT......................................................................1


ARTICLE I DEFINITIONS..........................................................1

         1.1. Action...........................................................1
         1.2. Affiliate........................................................1
         1.3. Affiliate Agreements.............................................2
         1.4. Agreement........................................................2
         1.5. APEC.............................................................2
         1.6. Assignment and Assumption Agreement..............................2
         1.7. Basket...........................................................2
         1.8. Business Day.....................................................2
         1.9. Buyer............................................................2
         1.10. Buyer Claim.....................................................2
         1.11. Buyer Indemnified Party.........................................2
         1.12. Buyer's Plan....................................................2
         1.13. Buyer's Welfare Plans...........................................2
         1.14. Cape Fear.......................................................2
         1.15. Closing.........................................................2
         1.16. Closing Date....................................................2
         1.17. CO&M Agreement..................................................2
         1.18. DOL.............................................................3
         1.19. Code............................................................3
         1.20. Continuing Employee.............................................3
         1.21. Contracts.......................................................3
         1.22. ENCNG...........................................................3
         1.23. ENCNG Rights and Obligations....................................3
         1.24. ENCNG Shares....................................................3
         1.25. ENCNG Shareholders' Agreement...................................3
         1.26. Employee Benefit Plans..........................................3
         1.27. Environmental Claim.............................................3
         1.28. Environmental Laws..............................................3
         1.29. Environmental Permits...........................................3
         1.30. ERISA...........................................................3
         1.31. Estimated Purchase Price........................................4
         1.32. Federal Income Taxes............................................4
         1.33. Final Working Capital Schedule..................................4
         1.34. Financial Statements............................................4
         1.35. GAAP............................................................4
         1.36. Governmental Authority..........................................4
         1.37. Hazardous Material..............................................4


                                      (i)

         1.38. HSR Act.........................................................4
         1.39. Intellectual Property...........................................4
         1.40. IRS.............................................................4
         1.41. Knowledge of NCNG...............................................4
         1.42. Laws............................................................5
         1.43. Liens...........................................................5
         1.44. Losses..........................................................5
         1.45. Manufactured Gas Facilities.....................................5
         1.46. Material Adverse Effect.........................................5
         1.47. Maximum Indemnity Amount........................................5
         1.48. NCUC............................................................5
         1.49. NCUC ENCNG Orders...............................................5
         1.50. NCNG MGP Remediation Obligations................................5
         1.51. NCNG Shares.....................................................5
         1.52. Other Taxes.....................................................5
         1.53. PBGC............................................................5
         1.54. Pension Plan....................................................5
         1.55. Pension Plan Benefit............................................5
         1.56. Pension Plan Spinoff Amount.....................................6
         1.57. Permitted Liens.................................................6
         1.58. Permits.........................................................6
         1.59. Person..........................................................6
         1.60. Preliminary Working Capital Schedule............................6
         1.61. Progress ENCNG Subscription Letter..............................6
         1.62. PUHCA...........................................................6
         1.63. Purchase Price..................................................6
         1.64. Purchase Price for the ENCNG Shares and the
                 ENCNG Rights and Obligations..................................6
         1.65. Purchase Price for the NCNG Shares..............................6
         1.66. Release.........................................................6
         1.67. Retired Employee................................................6
         1.68. Required Consents...............................................6
         1.69. Savings Plan....................................................7
         1.70. Seller..........................................................7
         1.71. Seller Claim....................................................7
         1.72. Seller Indemnified Party........................................7
         1.73. Shared Services Agreements......................................7
         1.74. State Income Taxes..............................................7
         1.75. Subsidiaries....................................................7
         1.76. Tax Returns.....................................................7
         1.77. Taxes...........................................................7
         1.78. Transition Services Agreement...................................7
         1.79. WARN Act........................................................7
         1.80. Welfare Plans...................................................7
         1.81. Working Capital.................................................7

ARTICLE II PURCHASE AND SALE...................................................8

                                      (ii)

         2.1. Purchase and Sale................................................8
         2.2. Purchase Price for the NCNG Shares...............................8
         2.3. Purchase Price for the ENCNG Shares and the
                ENCNG Rights and Obligations...................................9
         2.4. Deliveries at Closing...........................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER..........................10

         3.1. Organization of Seller..........................................10
         3.2. Ownership.......................................................10
         3.3. Due Authorization...............................................10
         3.4. No Violation or Conflict........................................10

ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER
         CONCERNING NCNG, ENCNG AND THE SUBSIDIARIES..........................11

         4.1. Organization, Capitalization of NCNG............................11
         4.2. Organization, Capitalization of ENCNG...........................11
         4.3. Subsidiaries....................................................12
         4.4. No Violation or Conflict; Consents..............................13
         4.5. Financial Statements............................................13
         4.6. Absence of Change...............................................14
         4.7. Assets..........................................................14
         4.8. Intellectual Property...........................................14
         4.9. Compliance with Law.............................................14
         4.10. Contracts, Agreements, etc.....................................15
         4.11. Litigation.....................................................17
         4.12. Insurance......................................................17
         4.13. Employee Benefits..............................................17
         4.14. Employment Matters.............................................18
         4.15. Taxes..........................................................19
         4.16. Transactions With Affiliates...................................20
         4.17. Accounts.......................................................20
         4.18. Environmental Matters..........................................21
         4.19. No Broker......................................................22
         4.20. Regulation as a Public Utility.................................22

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................22

         5.1. Organization....................................................22
         5.2. Authorization...................................................22
         5.3. Noncontravention................................................22
         5.4. No Broker.......................................................23
         5.5. No Reliance.....................................................23
         5.6. Purchase for Investment.........................................23

ARTICLE VI COVENANTS..........................................................23

         6.1. Conduct of Business.............................................23

                                     (iii)

         6.2. Notice of Changes...............................................25
         6.3. Access to Information...........................................25
         6.4. Further Assurances; Consents; Waiver of Notices.................25
         6.5. Employee Benefits Matters.......................................25
         6.6. Publicity.......................................................26
         6.7. Confidentiality.................................................26

ARTICLE VII CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING...............26

         7.1. Conditions Precedent to Each Party's Obligations to Close.......26
         7.2. Conditions Precedent to Obligations of the Buyer................27
         7.3. Conditions Precedent to Obligations of Seller...................29

ARTICLE VIII ADDITIONAL COVENANTS.............................................30

         8.1. Access to Books and Records.....................................30
         8.2. Tax Matters.....................................................30
         8.3. Employee Benefits...............................................35
         8.4. WARN Act........................................................39
         8.5. Satisfaction of Debt............................................39
         8.6. Further Assurances as to ENCNG Rights and Obligations...........39

ARTICLE IX SURVIVAL; INDEMNIFICATION..........................................39

         9.1. Limitation on and Survival of Representations and Warranties....39
         9.2. Indemnification by Seller.......................................40
         9.3. Indemnification by Buyer........................................41
         9.4. Limitation of Liability.........................................42
         9.5. Indemnity Amounts to be computed on After-Tax Basis.............42
         9.6. Exclusive Remedy................................................43

ARTICLE X TERMINATION.........................................................43

         10.1. Termination....................................................43
         10.2. Effect of Termination..........................................43
         10.3. Amendment......................................................43
         10.4. Extension; Waiver..............................................43

ARTICLE XI MISCELLANEOUS......................................................44

         11.1. Entire Agreement...............................................44
         11.2. Expenses.......................................................44
         11.3. Governing Law..................................................44
         11.4. Assignment.....................................................44
         11.5. Notices........................................................44
         11.6. Counterparts; Headings.........................................45
         11.7. Specific Performance...........................................45
         11.8. Interpretation.................................................45

                                      (iv)

         11.9. Severability...................................................45
         11.10. No Reliance...................................................46

SCHEDULES

         Exhibit A         Assignment and Assumption Agreement

         Exhibit B         Shared Services Agreement

         Exhibit C         Transition Services Agreement

         Exhibit D         Manufactured Gas Facilities

         Schedule 2.2      Working Capital Example

         Schedule 3.2(a)   Outstanding NCNG Shares

         Schedule 3.2(b)   Outstanding ENCNG Shares

         Schedule 4.1(a)   Jurisdictions of NCNG

         Schedule 4.1(b)   Stock Rights in NCNG

         Schedule 4.2(a)   Jurisdictions of ENCNG

         Schedule 4.2(b)   Stock Rights in ENCNG

         Schedule 4.3(a)   Subsidiaries and Investments

         Schedule 4.3(b)   Jurisdictions of Subsidiaries

         Schedule 4.4      Required Consents

         Schedule 4.5      Liabilities

         Schedule 4.6      Absence of Change

         Schedule 4.7      Permitted Liens

         Schedule 4.8      Intellectual Property

         Schedule 4.9      Compliance with Law

         Schedule 4.10     Contracts, Agreements, etc.

         Schedule 4.11     Litigation

         Schedule 4.12     Insurance


                                      (v)

         Schedule 4.13     Employee Benefits

         Schedule 4.14     Employment Matters

         Schedule 4.15     Taxes

         Schedule 4.16     Transactions With Affiliates

         Schedule 4.17     Accounts

         Schedule 4.18     Environmental Matters

         Schedule 6.4      Employee Benefits Matters

         Schedule 8.3(a)   Actuarial Assumptions and Methods

         Schedule 8.3(f)   Employee Benefit Plans Obligations









                                      (vi)

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of October 16, 2002, by and between Progress Energy, Inc. a North Carolina corporation ("Progress" or, alternatively the "Seller") and Piedmont Natural Gas Company, Inc. a North Carolina corporation ("Buyer").

                                    RECITALS

         A. Seller is the owner (of record and beneficially) of all of the outstanding shares of capital stock of North Carolina Natural Gas Corporation, a Delaware corporation ("NCNG"), namely all the shares of common stock, $0.10 par value per share (the "NCNG Shares").

         B. Pursuant to the Progress ENCNG Subscription Letter, the ENCNG Shareholders' Agreement, and the NCUC ENCNG Orders (each as defined below), Seller is the owner (of record and beneficially) of (i) 50% of the outstanding shares of common stock of Eastern North Carolina Natural Gas Company, a North Carolina corporation ("ENCNG"), namely 500 shares of common stock of ENCNG, and
(ii) all of the outstanding shares of the preferred stock of ENCNG, namely 174 shares of the Series A preferred stock of ENCNG ((i) and (ii) collectively, the "ENCNG Shares").

         C. Pursuant to the Progress ENCNG Subscription Letter, the ENCNG Shareholders' Agreement, and the NCUC ENCNG Orders, Seller has the right and obligation (the "ENCNG Rights and Obligations") to acquire 326 shares of the remaining authorized but unissued shares of the Series A preferred stock of ENCNG.

         D. Buyer desires to acquire all of the outstanding NCNG Shares and the ENCNG Shares, and acquire and assume all of the ENCNG Rights and Obligations from Seller, and Seller desires to sell all of the NCNG Shares and the ENCNG Shares, and to assign all of the ENCNG Rights and Obligations to Buyer on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein and intending to be bound, agree as set forth below:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1. Action. "Action" shall mean any action, claim, suit, litigation, arbitration, or governmental investigation.

         1.2. Affiliate. "Affiliate" shall have the meaning given in Section
4.16.

         1.3. Affiliate Agreements. "Affiliate Agreements" shall have the meaning given in Section 4.16.

         1.4. Agreement. "Agreement" shall mean this Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.5. APEC. "APEC" shall mean Albemarle Pamlico Economic Development Corporation a North Carolina corporation.

         1.6. Assignment and Assumption Agreement. "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement, executed as of the Closing Date, attached hereto as Exhibit A.

         1.7. Basket. "Basket" shall have the meaning given in Section 9.4.

         1.8. Business Day. "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in Charlotte, North Carolina are authorized or obligated by law or executive order to be closed.

         1.9. Buyer. "Buyer" shall mean Piedmont Natural Gas Company, Inc. a North Carolina corporation.

         1.10. Buyer Claim. "Buyer Claim" shall mean a claim for indemnification by Buyer pursuant to Section 9.2.

         1.11. Buyer Indemnified Party. "Buyer Indemnified Party" shall have the meaning given in Section 9.2.

         1.12. Buyer's Plan. "Buyer's Plan" shall have the meaning given in
Section 8.3(a)(i).

         1.13. Buyer's Welfare Plans. "Buyer's Welfare Plans" shall have the meaning given in Section 8.3(b)(i).

         1.14. Cape Fear. "Cape Fear" shall have the meaning as set forth in
Section 7.2(m).

         1.15. Closing. "Closing" shall mean the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, One Hannover Square, Suite 1400, Raleigh, North Carolina.

         1.16. Closing Date. "Closing Date" shall mean the third Business Day after the satisfaction of the closing conditions set forth in Article VII, or such other date as the parties may mutually agree in writing.

         1.17. CO&M Agreement. "CO&M Agreement" shall mean that certain Construction, Operation and Maintenance Agreement by and between ENCNG and CP&L, dated as of January 5, 2001.

         1.18. DOL. "DOL" shall mean the United States Department of Labor.

         1.19. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.20. Continuing Employee. "Continuing Employee" shall have the meaning given in Section 8.3(a)(ii).

         1.21. Contracts. "Contracts" shall mean all contracts, agreements, leases, relationships and commitments, written or oral, to which NCNG or the Subsidiaries, or, to the Knowledge of NCNG, ENCNG are a party or by which NCNG or the Subsidiaries, or, to the Knowledge of NCNG, ENCNG are bound that are included in Schedule 4.10.

         1.22. ENCNG. "ENCNG" shall have the meaning as set forth in the Recitals.

         1.23. ENCNG Rights and Obligations. "ENCNG Rights and Obligations" shall have the meaning as set forth in the Recitals.

         1.24. ENCNG Shares. "ENCNG Shares" shall have the meaning as set forth in the Recitals.

         1.25. ENCNG Shareholders' Agreement. "ENCNG Shareholders' Agreement" shall mean that certain shareholders' agreement regarding ENCNG, by and among ENCNG, Seller and APEC, dated as of January 5, 2001.

         1.26. Employee Benefit Plans. "Employee Benefit Plans" shall mean the employee benefit plans of NCNG or the Subsidiaries listed on Schedule 4.13 attached hereto, which shall include any contract, agreement or arrangement that is an "employee benefit plan," as defined in Section 3(3) of ERISA, maintained by or on behalf of NCNG or the Subsidiaries covering the eligible employees of NCNG or the Subsidiaries or to which NCNG or the Subsidiaries are obligated to contribute.

         1.27. Environmental Claim. "Environmental Claim" shall have the meaning given in Section 4.18(c).

         1.28. Environmental Laws. "Environmental Laws" means all federal, state, and local laws, rules and regulations as in effect on the date of this Agreement relating to pollution or protection of human health or the environment or Releases or threatened Releases of Hazardous Materials, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         1.29. Environmental Permits. "Environmental Permits" shall have the meaning given in Section 4.18(b).

         1.30. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.31. Estimated Purchase Price. "Estimated Purchase Price" shall have the meaning as set forth in Section 2.2(a).

         1.32. Federal Income Taxes. "Federal Income Taxes" means any and all Taxes imposed on corporations under Chapter 1 of Subtitle A of the Code, and any interest, penalties, fines, assessments or additions imposed with respect thereto.

         1.33. Final Working Capital Schedule. "Final Working Capital Schedule" shall have the meaning set forth in Section 2.2(b)(iii).

         1.34. Financial Statements. "Financial Statements" shall mean the audited consolidated balance sheets of NCNG as of the year ended December 31, 2001, and the notes thereto, and related audited statements of income, shareholder's equity and cash flows of NCNG for the year then ended and the unaudited balance sheets, statements of income, and shareholder's equity of NCNG as of July 31, 2002 for the 7-month period then ended.

         1.35. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statements.

         1.36. Governmental Authority. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         1.37. Hazardous Material. "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NCNG or any Subsidiary operates (for purposes of Section 4.18).

         1.38. HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C.ss. 18a), as amended, and rules and regulations promulgated thereunder.

         1.39. Intellectual Property. "Intellectual Property" shall have the meaning given in Section 4.8.

         1.40. IRS. "IRS" shall mean the United States Internal Revenue Service.

         1.41. Knowledge of NCNG. "Knowledge of NCNG" shall mean the actual knowledge, after due inquiry, of the following individuals: Don Davis, Terry Davis, Mary Lee Edmonds, George Baldwin, Thomas F. Myslinski, Bob Stock, Jodi Frazier, Fredrick Hering, Mark Gogal, Gil Vinzani and Robert Kinney.

         1.42. Laws. "Laws" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof.

         1.43. Liens. "Liens" shall mean any and all liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests and impositions.

         1.44. Losses. "Losses" shall have the meaning given in Section 9.2(a).

         1.45. Manufactured Gas Facilities. "Manufactured Gas Facilities" shall mean and include any or all of the sites and facilities on which NCNG or its predecessors owned or operated a manufactured gas facility or on which manufactured gas waste was or is stored, as listed in Exhibit D to this Agreements.

         1.46. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any entity or group of entities, a material adverse effect on or change in (or any development that, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect on or change in) the business, operations, assets, liabilities (including environmental liabilities), financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating generally to the industries in which such entity or group of entities operates and not specifically relating to it, or (iii) resulting from the execution or performance of this Agreement or the announcement thereof.

         1.47. Maximum Indemnity Amount. "Maximum Indemnity Amount" shall have the meaning given in Section 9.4.

         1.48. NCUC. "NCUC" shall mean the North Carolina Utilities Commission.

         1.49. NCUC ENCNG Orders. "NCUC ENCNG Orders" shall mean all of the NCUC orders related to ENCNG .

         1.50. NCNG MGP Remediation Obligations. "NCNG MGP Remediation Obligations" shall have the meaning given to that phrase in Section 4.18(d) of this Agreement.

         1.51. NCNG Shares. "NCNG Shares" shall have the meaning given in the Recitals to this Agreement.

         1.52. Other Taxes. "Other Taxes" means any and all Taxes other than Federal Income Taxes and State Income Taxes.

         1.53. PBGC. "PBGC" shall mean Pension Benefit Guaranty Corporation.

         1.54. Pension Plan. "Pension Plan" shall have the meaning given in
Section 8.3(a)(iii).

         1.55. Pension Plan Benefit. "Pension Plan Benefit" shall have the meaning given in Section 8.3(a)(iv).

         1.56. Pension Plan Spinoff Amount. "Pension Plan Spinoff Amount" shall have the meaning given in Section 8.3(a)(v).

         1.57. Permitted Liens. "Permitted Liens" shall mean (i) liens for Taxes not yet due and payable, (ii) title defects that do not materially interfere with the existing use of the assets of NCNG and the Subsidiaries and do not materially and adversely affect the marketability thereof, including mechanics liens, materialmen liens and other inchoate liens, and (iii) those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters that are listed on Schedule 4.7 attached hereto.

         1.58. Permits. "Permits" shall mean all written permits, licenses and governmental authorizations, registrations and approvals required, as of the date hereof, for the conduct of the business of NCNG.

         1.59. Person. "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a limited liability company, a company, a corporation, a sole proprietorship, a professional corporation or a professional association or other entity.

         1.60. Preliminary Working Capital Schedule. "Preliminary Working Capital Schedule" shall have the meaning as set forth Section 2.2(b)(i).

         1.61. Progress ENCNG Subscription Letter. "Progress ENCNG Subscription Letter" shall mean that certain letter dated January 5, 2001 wherein Progress has offered to subscribe to the ENCNG Shares.

         1.62. PUHCA. "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

         1.63. Purchase Price. "Purchase Price" shall mean the sum of (a) the Purchase Price for the NCNG Shares, and (b) the Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations.

         1.64. Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations. "Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations" shall mean the amount specified in Section 2.3 hereof.

         1.65. Purchase Price for the NCNG Shares. "Purchase Price for the NCNG Shares" shall mean the amount specified in Section 2.2 hereof.

         1.66. Release. "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         1.67. Retired Employee. "Retired Employee" shall have the meaning given in Section 8.3(a)(vi).

         1.68. Required Consents. "Required Consents" shall mean those consents required from parties to the Contracts and Permits that are necessary or required in order to give effect to the transactions contemplated herein and that are specifically identified on
Schedule 4.4 attached hereto.

         1.69. Savings Plan. "Savings Plan" shall have the meaning given in
Section 8.3(a)(vii).

         1.70. Seller. "Seller" shall mean Progress Energy, Inc.

         1.71. Seller Claim. "Seller Claim" shall mean a claim to indemnification by Seller pursuant to Section 9.3.

         1.72. Seller Indemnified Party. "Seller Indemnified Party" shall have the meaning given in Section 9.3.

         1.73. Shared Services Agreements. "Shared Services Agreements" shall mean those certain contracts and agreements as set forth in Exhibit B, by and between NCNG and Seller.

         1.74. State Income Taxes. "State Income Taxes" means any and all Taxes, imposed by any state in the United States or by the District of Columbia, that is based on or measured by net income, and any interest, penalties, fines, assessments or additions imposed with respect thereto.

         1.75. Subsidiaries. "Subsidiaries" shall mean NCNG Pine Needle Investment Corporation, a North Carolina corporation, and NCNG Cardinal Pipeline Investment Corporation, a North Carolina corporation.

         1.76. Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, with respect to Taxes, including any return of an affiliated, combined or unitary group.

         1.77. Taxes. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any Governmental Authority, including any interest, penalties, fines, assessments or additions imposed with respect to the foregoing.

         1.78. Transition Services Agreement. "Transition Services Agreements" shall mean that certain agreement, dated as of the Closing Date, by and between Seller and Buyer, pursuant to which Seller shall provide the transition services as described therein, substantially in the form as set forth on Exhibit C.

         1.79. WARN Act. "WARN Act" shall mean the Worker Adjustment and Retraining Act, 29 U.S.C.ss. 2101 et seq.

         1.80. Welfare Plans. "Welfare Plans" shall have the meaning given in
Section 8.3(a)(viii).

         1.81. Working Capital. "Working Capital" shall have the meaning set forth in Section 2.2(a).

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1. Purchase and Sale. At the Closing, (i) Seller shall sell all of its NCNG Shares and all of its ENCNG Shares and Buyer shall purchase, all right, title and interest of Seller in and to the NCNG Shares and the ENCNG Shares, except as contemplated in Section 2.3(b), and (ii) Seller shall assign the ENCNG Rights and Obligations, and Buyer shall purchase and assume all of the ENCNG Rights and Obligations, except as contemplated in Section 2.3(b).

         2.2. Purchase Price for the NCNG Shares.

              (a) The consideration for the NCNG Shares will be $417,500,000 plus or minus the Working Capital calculated on the unaudited balance sheet of NCNG for the end of the most recent month immediately preceding the Closing for which such data is reasonably available (the "Estimated Purchase Price"). The "Working Capital" (which may be a positive or negative number) will be equal to the amount of the difference between the book value of current assets and the book value of current liabilities on the date the Working Capital is determined (as determined in accordance with GAAP), provided, however, that for the purposes of this definition, (i) current assets as of any date shall not include any Tax refund, Tax credit or other Tax asset and (ii) current liabilities as of any date shall not include any liability for Taxes or notes payable to Affiliates of NCNG. As an example only, the computation of the Working Capital as of July 31, 2002 is set forth on Schedule 2.2 exhibiting an amount of Working Capital as ($15,463,000).

              (b) Adjustment to the Estimated Purchase Price

                  (i) As promptly as practical, but in no event more than 60 days after the Closing, Buyer shall prepare and deliver to Seller a draft of a schedule of the Working Capital of NCNG (in the format consistent with Schedule 2.2) as part of the commencement of business on the Closing Date (the "Preliminary Working Capital Schedule"), which shall reflect the value of the Working Capital as of such date, together with a draft of their report stating, without qualification, that the Preliminary Working Capital Schedule has been prepared in conformity with GAAP.

                  (ii) Seller may review the manner in which Buyer plans to prepare the Preliminary Working Capital Schedule, including, but not limited to, the nature and extent of the procedures to be applied in preparing the schedule, Seller shall be entitled to observe the taking of the physical inventory, if any.

                  (iii) During the 15 days following the receipt by Seller of the draft of the Preliminary Working Capital Schedule and the report of Buyer with respect thereto, Seller shall be permitted to review the working papers of Buyer relating to the draft of the Preliminary Working Capital Schedule and shall have such access to Buyer's personnel as may be reasonably necessary to permit them to review in detail the manner in which the draft was prepared. Buyer shall cooperate with Seller in facilitating such review. Seller shall give any comments or objections they have with respect or objections they have with respect to the draft of the Preliminary Working Capital Schedule to Buyer. Such comments or objections, insofar as they relate to the valuation of any assets or liabilities, shall be resolved by Buyer, and Buyer shall prepare a final schedule of Working Capital (the "Final Working Capital Schedule") which shall reflect such resolution, and deliver it to Seller pursuant to the provisions of the next paragraph.

                  (iv) Within 15 days after the expiration of the 15 day period set forth in Section 2.2(b)(iii), Buyer shall deliver to Seller the Final Working Capital Schedule accompanied by a definitive report of Buyer with respect thereto. Within 15 Business Days after receipt of such schedule and report, Seller shall deliver a letter to Buyer stating whether Seller concurs with such report and its exceptions thereto, if any, together with the reasons therefor. If Seller fails to deliver to Buyer a letter within such period, Seller shall be deemed to have accepted the Final Working Capital Schedule. If the objections raised in a timely submitted letter from Seller cannot be resolved between Buyer and Seller within five Business Days after delivery of such letter by Seller, the question or questions in dispute shall then be promptly submitted to any "big four" accounting firm (other than Seller's auditors and Buyer's auditors), or if such accounting firm cannot or refuses to serve in such capacity, a mutually acceptable firm of independent public accountants of recognized standing, the decision of which as to such question or questions in dispute shall be final and binding upon Buyer and Seller. The accounting firm shall be instructed to resolve the question or questions in dispute within 20 days of submission.

                  (v) If the Final Working Capital Schedule, after the resolution of all disputes, indicates that the amount of Working Capital of NCNG used to determine the Estimated Purchase Price was less than the amount of Working Capital of NCNG reflected in the Final Working Capital Schedule, Buyer shall promptly pay to Seller, in immediately available funds the amount of the difference. If the Final Working Capital Schedule, after the resolution of all disputes, indicates that the amount of Working Capital Schedule, after the resolution of all disputes, indicates that the amount of Working Capital of NCNG used to determine the Estimated Purchase Price exceeded the amount of Working Capital of NCNG reflected in the Final Working Capital Schedule, Seller shall promptly pay to Buyer, in immediately available funds the amount of such excess.

                  (vi) The fees of any independent accounting firm appointed pursuant to Section 2.2(b)(iv) shall be borne equally by Seller and Buyer.

         2.3. Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations.

              (a) The Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations will be $7,500,000, and will be payable in full at Closing.

              (b) If, on the Closing Date, (i) Seller has not obtained from APEC a waiver of APEC's right of first refusal as set forth in Section 7 of the ENCNG Shareholders' Agreement, or (ii) APEC has not consented to the assignment of the CO&M Agreement from CP&L to either NCNG, Buyer, or an Affiliate of Buyer, or
(iii) Buyer shall not have received an exemption from the provisions of PUHCA (except for Section 9(a)(2) thereof), then the ENCNG Shares and the ENCNG Rights and Obligations shall not be deemed to be a part of the transactions contemplated by this Agreement and the Buyer shall not be required to pay the Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations.

         2.4. Deliveries at Closing. At the Closing, in addition to the deliveries required to be made at or prior to the Closing pursuant to Article VII hereof, (i) Seller shall deliver to the Buyer (A) all of its certificates representing the NCNG Shares and all of its certificates representing the ENCNG Shares sold by Seller to Buyer duly endorsed for transfer or accompanied by a duly executed stock power, (B) the Assignment and Assumption Agreement, and (C) the Transition Services Agreement, and (ii) the Buyer shall deliver to Seller
(A) the Estimated Purchase Price and the Purchase Price for the ENCNG Shares and the ENCNG Rights and Obligations, if any, in immediately available funds by wire transfer to an account specified by Seller, (B) the Assignment and Assumption Agreement, and (C) the Transition Services Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Buyer that:

         3.1. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         3.2. Ownership. Seller owns (i) of record and beneficially all of the outstanding NCNG Shares set forth on Schedule 3.2, consisting of 100 shares of common stock, free and clear of any and all encumbrances, and, subject to the ENCNG Shareholders' Agreement and the NCUC ENCNG Orders (ii) of record and beneficially all of the outstanding ENCNG Shares set forth on Schedule 3.2(b), and the outstanding ENCNG Rights and Obligations, free and clear of all encumbrances.

         3.3. Due Authorization. Seller has all necessary right, power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other actions on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)). Seller has approved the terms of this Agreement and the transactions contemplated hereby.

         3.4. No Violation or Conflict. The execution, delivery and performance by Seller of this Agreement and all of the other documents and instruments contemplated hereby to which it is a party does not and will not conflict with or violate any Laws, judgment, order or decree binding on Seller, any of its organizational documents, or any contract or agreement to which Seller is a party or by which Seller is bound.

                                   ARTICLE IV
         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING
                        NCNG, ENCNG AND THE SUBSIDIARIES

         Seller represents and warrants to the Buyer that:

         4.1. Organization, Capitalization of NCNG.

              (a) Organization. NCNG is duly organized, validly existing and in good standing under the laws of the State of Delaware. NCNG has full corporate power and authority to conduct its business as it is now being conducted and to own and operate its properties and assets and to lease those properties leased by it. NCNG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and assets except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole. Each jurisdiction in which NCNG is qualified to do business as a foreign corporation is listed on Schedule 4.1(a). Seller has delivered to Buyer true, correct and complete copies of NCNG's certificates of incorporation and bylaws (in each case, as amended to date). The minute books (containing records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of NCNG are materially correct and complete since July 16, 1999. NCNG is not in default under or in violation of any provision of its certificates of incorporation and bylaws (in each case, as amended to date).

              (b) Capitalization. The entire authorized capital stock of NCNG consists of 100 shares of common stock, $0.10 par value per share, of which 100 shares are issued and outstanding as of the date hereof. All of the outstanding NCNG Shares have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. Except as set forth on Schedule 4.1(b) attached hereto, there are no existing subscriptions, options, warrants, calls, voting trust agreements or similar agreements, stockholder agreements, buy-sell agreements, rights of first refusal, proxy or commitments relating to, or any securities or rights convertible into, or exercisable or exchangeable for, any capital stock of NCNG.

         4.2. Organization, Capitalization of ENCNG.

              (a) Organization of ENCNG. ENCNG is duly organized, validly existing and in good standing under the laws of the State of North Carolina. ENCNG has full corporate power and authority to conduct its business as it is now being conducted and to own its properties and to lease those properties leased by it. ENCNG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on ENCNG. Each jurisdiction in which ENCNG is qualified to do business as a foreign corporation is listed on Schedule 4.2(a). Seller has delivered to Buyer true, correct and complete copies of ENCNG's certificates of incorporation and bylaws (in each case, as amended to date). To the Knowledge of NCNG, the minute books (containing records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of ENCNG are materially correct and complete. To the Knowledge of NCNG, ENCNG is not in default under or in violation of any provision of its certificates of incorporation and bylaws (in each case, as amended to date).

              (b) Capitalization. The authorized capital stock of ENCNG consists of (i) 5000 shares of common stock, no par value, of which 1000 shares are issued and outstanding as of the date hereof, and (ii) 1000 shares of Series A preferred stock, $44,200 par value per share, of which 174 shares are issued and outstanding. All of the ENCNG Shares have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. Except as set forth on Schedule 4.2(b) attached hereto, to the Knowledge of NCNG, there are no existing subscription, options, warrants, call, voting trust agreements or similar agreements, stockholder agreements, buy-sell agreements, rights of first refusal, proxy or commitments relating to, or any securities or rights convertible into, or exercisable or exchangeable for, any capital stock of ENCNG.

         4.3. Subsidiaries.

              (a) Ownership; Capitalization. The Subsidiaries and any other entities in which NCNG or a Subsidiary has an equity investment are set forth on
Schedule 4.3(a) attached hereto. Except as set forth in Schedule 4.3(a), neither NCNG or any Subsidiary has an equity investment in any other entity. Except as set forth in Schedule 4.3(a), NCNG is the direct, indirect or beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries and the direct, indirect or beneficial owner of each of the equity investments set forth on Schedule 4.3(a), in each case, free and clear of any and all encumbrances. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary of NCNG are set forth on Schedule 4.3(a). All of the shares of capital stock of each Subsidiary of NCNG have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or other similar rights. Except as set forth in Schedule 4.3(a), (i) no capital stock of any Subsidiary of NCNG is outstanding and (ii) there are no commitments or obligations of any kind or character for (x) the issuance of capital stock by any Subsidiary, or (y) the repurchase, redemption or other acquisition of any capital stock of any Subsidiary. There are no existing subscriptions, options, warrants, calls, voting trust agreements or similar agreements, shareholder agreements, proxies or other agreements or understandings with respect to or concerning the capital stock of any Subsidiary.

              (b) Organization. Each Subsidiary of NCNG is duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has full corporate or other power and authority to conduct its business as it is presently being conducted and to own its properties and to lease those properties leased by it. Each Subsidiary of NCNG is duly qualified to do business as a foreign corporation or business entity and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on NCNG and the

Subsidiaries, taken as a whole. Each jurisdiction in which each Subsidiary of NCNG is qualified to do business as a foreign corporation or other business entity is listed on Schedule 4.3(b). Seller has delivered to Buyer true, correct and complete copies of the articles of incorporation and bylaws (in each case, as amended to the date hereof) of each Subsidiary. No Subsidiary is in default under or in violation of any provisions of its articles of incorporation or bylaws. The minute books (containing the records of meetings of stockholders, the board of directors, and any committees of the board of directors) the stock certificate books, and the stock record books of each Subsidiary are materially correct and complete since July 16, 1999.

         4.4. No Violation or Conflict; Consents. Except as set forth on
Schedule 4.4, the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which NCNG or any of the Subsidiaries, or to the Knowledge of NCNG, ENCNG are a party do not and will not (a) conflict with, or result in a violate or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien under or pursuant to any Laws, judgment, order or decree binding on NCNG any of the Subsidiaries, the certificate or articles of incorporation or bylaws of NCNG, ENCNG or any of the Subsidiaries, or any material Contract to which NCNG, ENCNG or any of the Subsidiaries is a party or by which they are bound, or
(b) give any party to any material Contract to which NCNG, ENCNG or any of the Subsidiaries is a party or by which they are bound any right of termination, cancellation, acceleration or modification thereunder. Except for (i) the Required Consents, (ii) any required approvals of the NCUC, and (iii) such filings and consents as may be required pursuant to the PUHCA and the HSR Act, as the case may be, prior to the Closing, no consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller, NCNG or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.5. Financial Statements.

              (a) Seller has delivered to the Buyer copies of the Financial Statements. The Financial Statements present fairly in all material respects the consolidated financial condition, results of operations and cash flows of NCNG and the Subsidiaries, taken as a whole, as of the dates and for the periods indicated, and have been prepared in accordance with GAAP applied on a basis consistent with past practice (subject, in the case of unaudited financial statements covering less than a full year, to normal year-end adjustments).

              (b) NCNG and the Subsidiaries do not have, as of the date hereof, nor will they have, as of the Closing, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet prepared as of such date, in accordance with GAAP consistently applied, except liabilities, obligations and contingencies that are (i) reflected on or accrued or reserved against in the balance sheet included in the Financial Statements, or reflected in the notes thereto, (ii) set forth on Schedule 4.5, or (iii) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which have not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole.

         4.6. Absence of Change. Except as set forth in Schedule 4.6 or as contemplated by this Agreement, since December 31, 2001, NCNG, the Subsidiaries and, to the Knowledge of NCNG, ENCNG have conducted their business in the ordinary course of business, consistent with past practice, and have not suffered any change in business, financial condition or results of operations that has had or would be reasonably likely to have a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole.

         4.7. Assets.

              (a) NCNG, the Subsidiaries and, to the Knowledge of NCNG, ENCNG have good and valid title to, or good and valid leasehold interest in, all of their properties and assets, whether tangible or intangible, real, personal or mixed, to permit the operation of their businesses as currently conducted, free and clear of all liens, except for Permitted Liens as set forth in Schedule 4.7, and except as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole, or, to the Knowledge of NCNG, on ENCNG. Any such leasehold interest is pursuant to a lease that is, as to NCNG, the Subsidiaries and, to the Knowledge of NCNG, ENCNG and the other parties to such lease, (i) valid, binding and enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally, and subject to general equitable principles), and (ii) in full force and effect.

              (b) Subject to ordinary wear and tear and to scheduled or necessary repairs in the ordinary course of business, all tangible assets of NCNG, the Subsidiaries and, to the Knowledge of NCNG, ENCNG necessary to conduct their businesses as currently conducted are in operating condition and repair.

         4.8. Intellectual Property. Schedule 4.8 attached hereto contains a complete list of the intellectual property that is owned by or licensed to NCNG or any Subsidiary and that is material to the business of NCNG or such Subsidiary (the "Intellectual Property"). As to such Intellectual Property, NCNG or a Subsidiary either (a) owns the entire right, title and interest thereto, or
(b) holds such Intellectual Property pursuant to an existing, valid and enforceable license, which license is included among the Contracts. Except as set forth on Schedule 4.11, NCNG and the Subsidiaries have the right to exploit the Intellectual Property, free of any obligations to make material payment, there are no claims, demands or proceedings instituted, pending or, to the Knowledge of NCNG, proposed or threatened by any third party pertaining to, or challenging NCNG's or such Subsidiary's use of, or right to use, any of the Intellectual Property. To the Knowledge of NCNG, the conduct of the business of NCNG and the Subsidiaries does not infringe upon any intellectual property rights owned or controlled by any third party, including Seller or any of its Affiliates. Seller has used its reasonable efforts to protect NCNG's and each Subsidiary's Intellectual Property. To the Knowledge of NCNG, no Person is infringing upon any NCNG or Subsidiary Intellectual Property material to NCNG's or any Subsidiary's business as currently conducted.

         4.9. Compliance with Law.

              (a) Except as reflected on Schedule 4.9 and Schedule 4.18 attached hereto, NCNG, the Subsidiaries and, to the Knowledge of NCNG, ENCNG have obtained all permits, licenses, variances, exemptions, orders, franchises, consents and authorizations required under, and is in compliance with, all applicable Laws, except where such failure to obtain or such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole, or on ENCNG.

              (b) Except as set forth on Schedule 4.9, (i) each franchise of NCNG is in full force and effect in accordance with its terms, (ii) there is no outstanding written notice, nor to the Knowledge of NCNG, any other notice of revocation, cancellation or termination of any NCNG franchise, (iii) there are no liabilities of NCNG or, to the Knowledge of NCNG, of ENCNG under any existing or expired franchise which have not been fully satisfied, and (iv) there are no proceedings pending or, to the Knowledge of NCNG, threatened that seek the revocation, cancellation or termination of any franchise.

              (c) Except as set forth on Schedule 4.9, there are, as of the date of this Agreement, no rate proceedings filed by NCNG, or to the Knowledge of NCNG, by ENCNG, pending or on appeal with or from the NCUC or any other Governmental Authority having rate setting or approval authority over NCNG, or to the Knowledge of NCNG, over ENCNG.

         4.10. Contracts, Agreements, etc. Schedule 4.10 attached hereto contains a correct and complete list of the following contracts, agreements, or arrangements (but not including the Shared Services Agreements) to which NCNG, any Subsidiary or, to the Knowledge of NCNG, ENCNG is a party:

              (a) notes, mortgages, indentures, loan or credit agreements, equipment lease agreements each having a noncancellable term of more than one year and annual rental payments of not less than $300,000, security agreements each of which secures indebtedness of not less than $300,000, and other agreements and instruments reflecting obligations for borrowed money or other monetary indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to, NCNG or any Subsidiary, in each case creating an actual or potential obligation of NCNG or any Subsidiary of not less than $300,000, or commitments to enter into any such agreements or commitments;

              (b) management consulting and employment agreements and binding agreements or commitments to enter into the same;

              (c) option, purchase and sale or lease agreements involving any real property, equipment, machinery, personal property or other asset, tangible or intangible, and involving amounts payable by or to NCNG or any Subsidiary of $300,000 or more;

              (d) agreements and purchase orders entered into or issued in the ordinary course of business for the purchase or sale of goods, services, supplies or capital assets, each requiring aggregate future payments by NCNG or any Subsidiary of more than $300,000;

              (e) joint venture or other agreements involving the sharing of profits or losses;

              (f) contracts or agreements with Seller or any subsidiary or affiliate of Seller other than NCNG and the Subsidiaries, or any director or officer of Seller or any subsidiary or affiliate of Seller other than NCNG and the Subsidiaries, or any person who is an immediate relative of any such person, or any combination of such persons;

              (g) outstanding powers of attorney empowering any person, company or other organization to act on behalf of NCNG or any Subsidiary;

              (h) outstanding guarantees, subordination agreements, indemnity agreements and other similar types of agreements, whether or not entered into in the ordinary course of business, under which NCNG or any Subsidiary is or may become liable for or obligated to discharge, or any asset of NCNG or any Subsidiary is or may become subject to the satisfaction of, any indebtedness, obligation, performance or undertaking of any person other than NCNG and the Subsidiaries, except for any such agreements contained in any of the instruments listed in the Schedules hereto and except for any of the foregoing in which in each case the aggregate obligation of NCNG or any Subsidiary thereunder is less than $300,000;

              (i) contracts, orders, decrees or judgments preventing or restricting NCNG or any Subsidiary from carrying on any business in any location;

              (j) agreements, contracts or commitments relating to the acquisition by NCNG or any Subsidiary of the outstanding capital stock or equity interest of any business enterprise except such agreements or contracts as have already been performed; and

              (k) contracts, commitments or obligations not made in the ordinary course of business and each having unexpired terms in excess of one year or requiring aggregate future payments or receipts in excess of $300,000 or otherwise material to the business or operations of NCNG or any Subsidiary.

         Seller has provided the Buyer with access to true and materially complete copies of all Contracts, including all amendments, modifications, waivers and elections applicable thereto.

         Except as set forth in Schedule 4.10, as to NCNG and the Subsidiaries, such Contracts are valid and binding obligations of NCNG or the Subsidiary, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and subject to general principles of equity), and are in full force and effect. Except as disclosed in Schedule 4.10, there is not, to the Knowledge of NCNG, under any such Contract, any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or material default) by NCNG or any Subsidiary with respect thereto. NCNG or the Subsidiary has performed, and to the Knowledge of NCNG, every other party has performed, each material term, covenant and condition of each of the Contracts that is to be performed at or before the date hereof, except where nonperformance has not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a material default by NCNG or the Subsidiary or, to the Knowledge of NCNG, any other party under any of the Contracts and, to the Knowledge of NCNG, no party to any of the Contracts intends or has a reasonable basis upon which to cancel or terminate or exercise any option under any of such Contracts. NCNG is not a party to any agreement that would constitute a "derivative instrument" or "hedging activity" under Statement of Financial Accounting Standards No. 133.

         4.11. Litigation. Except as set forth on Schedule 4.11, Schedule 4.18 or Schedule 4.9, there is no claim, legal action, suit, litigation, arbitration, dispute or investigation, judicial, administrative or otherwise, or any order, decree or judgment, now pending or in effect, or, to the Knowledge of NCNG, threatened or contemplated, that, in the reasonable judgment of Seller, if adversely determined, would have a Material Adverse Effect on (i) NCNG and the Subsidiaries, taken as a whole, (ii) ENCNG, or (iii) the transactions contemplated by this Agreement. Notwithstanding the foregoing, Schedule 4.11 contains all pending, or, to the Knowledge of NCNG, threatened or contemplated
(i) charges and claims filed by employees of NCNG with the Equal Employment Commission and/or the applicable state deferral agency, (ii) complaints and/or grievances filed or made by employees of NCNG alleging violations of Title VII of the Civil Rights Act, as amended, and (iii) charges and claims for violations of other applicable employment discrimination laws.

         4.12. Insurance. Attached hereto as Schedule 4.12 is a list of all insurance policies held by NCNG and the Subsidiaries now in force, showing for each such policy the current premiums, policy limits, coverages and expiration dates and neither Seller, NCNG nor the Subsidiaries have received written notice of any pending or threatened termination of such policies. The premiums due thereon have been timely paid. Except as set forth on Schedule 4.12, such policies are in such amounts, against such risks and losses, and on such terms and conditions as are consistent with industry practice in the business of NCNG and the Subsidiaries.

         4.13. Employee Benefits.

              (a) Seller has made available to the Buyer true and materially complete copies of each pension, retirement, profit-sharing, bonus, incentive, deferred compensation, severance pay, or other employee benefit plan, fund or program within the meaning of ss. 3(3) of ERISA and any stock option, stock bonus, or other stock-based compensation plan, agreement or arrangement ("Employee Benefit Plan") covering Continuing Employees and/or Retired Employees (as defined below) and/or former employees of NCNG or any Subsidiary ("NCNG Employees"). Seller has made available to the Buyer as to each Employee Benefit Plan a true and materially complete copy of (i) the most recent annual report (Form 5500) filed with the IRS, if applicable, (ii) the most recent actuarial valuation report, if applicable, (iii) each plan document and trust agreement relating to such Employee Benefit Plan; (iv) the most recent summary plan description; and (v) the most recent determination letter issued by the IRS.

              (b) Except as set forth in Schedule 4.13 attached hereto, (i) each Employee Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is intended to qualify under ss. 401(a) of the Code (the "Qualified Plans") has been and is being operated and administered in substantial compliance with ss. 401(a) of the Code, and a favorable determination letter has been obtained from the IRS for each Qualified Plan, or is being requested; (ii) no Employee Benefit Plan is a multiemployer plan; (iii) there has been no material non-exempt "prohibited transaction" within the meaning of ss. 406 of ERISA or ss. 4975 of the Code involving any Employee Benefit Plan; (iv) as of the Closing Date all required employer contributions to each Employee Benefit Plan will be made; (v) each Employee Benefit

Plan has been administered in substantial compliance with the applicable provisions of ERISA, the Code and other applicable Laws, and the terms of such Employee Benefit Plan; (vi) there are no pending or, to the Knowledge NCNG, threatened investigations or claims by the IRS, DOL, PBGC or any other governmental agency relating to any of the Employee Benefit Plans; and (vii) there are no material pending or, to the Knowledge of NCNG, threatened termination proceedings, pending claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights to or claims for benefits under any Employee Benefit Plan; (viii) no "accumulated funding deficiency" within the meaning of either ss. 412 of the Code or ss. 302 of ERISA exists with respect to any Employee Benefit Plan; and (ix) except as set forth in Schedule 4.13, the fair market value of assets of the Pension Plan (as defined below) equals or exceeds the actuarial present value of all accrued benefits under the Pension Plan (whether or not forfeitable), with such actuarial present value being determined by the Pension Plan's enrolled actuary in the most recent annual valuation of the Pension Plan.

              (c) Except as set forth in Schedule 4.13, no Continuing Employee will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan or agreement as a result of the transactions contemplated by this Agreement.

              (d) Except the Employee Benefit Plans identified in the Financial Statements, as of the Closing Date, (i) there is no material Employee Benefit Plan related liability applicable to or affecting NCNG or any of the Subsidiaries, and (ii) there will be no material Employee Benefit Plan related liability applicable to or affecting NCNG or any of the Subsidiaries after the Closing Date which arises in connection with any acts or omissions of the Seller prior to the Closing Date. As of the Closing Date, neither NCNG nor any of the Subsidiaries sponsors any Employee Benefit Plan..

         4.14. Employment Matters.

              (a) Except as set forth in Schedule 4.14, neither NCNG nor any Subsidiary is party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor, to the Knowledge of NCNG, is any employee of NCNG or the Subsidiaries represented by any labor union or similar association. Except as set forth in Schedule 4.14, no labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of NCNG or the Subsidiaries. Except as set forth in Schedule 4.14, to the Knowledge of NCNG, NCNG and the Subsidiaries (i) are in material compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment and wages and hours, (ii) have not received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board, (iii) have no arbitration proceeding pending against it that arise out of or under any collective bargaining agreement which relates to the business or operations of NCNG or the Subsidiaries, and (iv) is not currently experiencing, and has no current threat of any work stoppage, in each case of (i) through (iv).

              (b) ENCNG has no employees.

         4.15. Taxes. Except as set forth in Schedule 4.15:

              (a) Each of ENCNG, NCNG and the Subsidiaries has timely filed (taking into account all valid extensions) all material Tax Returns required to be filed by it with respect to all Taxes, and all such Tax Returns are true, correct and complete in all respects, except to the extent failure to be so would not have (as of Closing) an adverse effect, alone or in the aggregate, of more than $100,000 on (i) ENCNG or (ii) NCNG and the Subsidiaries taken as a whole;

              (b) Each of ENCNG, NCNG and the Subsidiaries has paid all Taxes and withheld all withholding Taxes that are due and payable by it pursuant to such Tax Returns or, to the extent material, otherwise and has paid all other Taxes for which it has received a notice of assessment or demand for payment;

              (c) There are no Liens for Taxes upon the assets or properties of ENCNG, NCNG or the Subsidiaries other than Liens for Taxes not yet due;

              (d) Except with respect to the 1999 consolidated Federal Income Tax Return of Seller's affiliated group, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax for any currently open taxable period with respect to any of ENCNG, NCNG or the Subsidiaries;

              (e) Except for examinations of the 1999 and 2000 consolidated Federal Income Tax Returns of Seller's affiliated group, there is no pending or, to the Knowledge of NCNG or to the knowledge of Seller, proposed deficiency, examination, claim, litigation or other proceeding with respect to Taxes of ENCNG, NCNG or the Subsidiaries. To the knowledge of Seller and/or to the Knowledge of NCNG, no claim has ever been made by an authority in a jurisdiction where NCNG, ENCNG or the Subsidiaries do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction;

              (f) Insofar as applicable to NCNG, ENCNG or the Subsidiaries, Seller has made available to Buyer correct and complete copies of all federal, state, local, and foreign Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by NCNG, ENCNG or the Subsidiaries, whether individually or pursuant to any tax sharing agreement or arrangement, filed or received since September 1, 1999. All deficiencies asserted or assessments made as a result of any such examination have been fully paid, or are fully reflected as a liability in the financial statements of NCNG, ENCNG or the Subsidiaries;

              (g) Neither NCNG, ENCNG nor any of the Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in payment of (i) any "excess parachute payment" within the meaning of Code ss. 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss. 162(m) (or any corresponding provision of state, local or foreign Tax law).

              (h) ENCNG is not a party to or bound by any Tax allocation or sharing agreement. ENCNG (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (B) does not have any liability for the Taxes of any Person under

Treasury Regulation ss.1.1502-6 (or any similar provision of State, local or foreign law) as a transferee or successor, or by contract;

              (i) Neither NCNG nor any of the Subsidiaries has any liability for the Taxes of any Person other than NCNG and the Subsidiaries (A) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), except with respect to Seller's affiliated group, (B) as a transferee or successor, or (C) by contract.

              (j) Neither NCNG, ENCNG nor the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account describe in the Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         4.16. Transactions With Affiliates. Except as set forth in Schedule 4.16, or as contemplated by this Agreement, since July 31, 2002, NCNG and the Subsidiaries have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services (except with respect to services rendered as a director, officer or employee of NCNG or the Subsidiaries) from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to any employee of NCNG, the Subsidiaries, Seller or any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with Seller (collectively, an "Affiliate"). Except as set forth in Schedule 4.10, (a) the Contracts do not include any obligation or commitment between NCNG or the Subsidiaries and any Affiliate (the "Affiliate Agreements"), and (b) the assets of NCNG and the Subsidiaries do not include any receivable or other obligation or commitment from any Affiliate. Except for liabilities and obligations arising out of their employment relationship with NCNG and its Affiliates, and except as set forth in Schedule 4.16, NCNG has no outstanding liabilities or obligations owing to or from any officer, director, and to the Knowledge of NCNG, any employee or stockholder of NCNG (other than Seller or its Affiliates, which liabilities will be satisfied as of the Closing) nor, to the Knowledge of NCNG, to or from any member of any such person's immediate family.

         4.17. Accounts. Except as set forth in Schedule 4.17, the accounts receivable of NCNG and the Subsidiaries reflected in the Financial Statements and arising since the date of the Financial Statements have arisen from bona fide transactions occurring in the ordinary course of business, are, to the Knowledge of NCNG, collectible in the ordinary course of business consistent with past practice, net of any reserve set forth in the Financial Statements and, in the case of receivables arising since the date of the Financial Statements, reserves consistent with past practice.

         4.18. Environmental Matters. Except as set forth in Schedule 4.18 or Schedule D listing the MGP Sites, or except to the extent such matters, individually or in the aggregate, would not have a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole:

              (a) NCNG and each Subsidiary is in compliance with all applicable Environmental Laws. Except for matters that have been fully resolved, neither NCNG nor any Subsidiary, including any employee or agent thereof, has received any written communication from any person or Governmental Authority that alleges that it is not in compliance with applicable Environmental Laws.

              (b) NCNG and each of the Subsidiaries have obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NCNG and each Subsidiary is in material compliance with all terms and conditions of the Environmental Permits. All pending applications for Environmental Permits or modifications or other actions regarding those Environmental Permits, including any pending enforcement matters to the Knowledge of NCNG, are listed on Schedule 4.18.

              (c) To the Knowledge of NCNG, no Releases of any Hazardous Material has occurred on any of the properties owned, leased or occupied by NCNG or any Subsidiary, which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws. There is no Environmental Claim pending or, to the Knowledge of NCNG, threatened (i) against NCNG or any Subsidiary, (ii) against any person or entity whose liability for any Environmental Claim NCNG, or any Subsidiary, has or may have retained or assumed either contractually or by operation of law or (iii) against or concerning any real or personal property or operations which NCNG or any Subsidiary owns, leases or manages, in whole or in part. As used in this subsection, "Environmental Claim" means (a) any and all administrative, regulatory or judicial actions, suits, demand letters, claims, proceedings or notices by any Governmental Authority or other person alleging in writing violations of or liability under Environmental Laws, or demanding remediation of conditions which would constitute violations of Environmental Laws, arising out of, based on or resulting from the presence, Release or threatened Release into the environment, of any Hazardous Materials, or (b) circumstances forming the basis of any violation of any Environmental Law.

              (d) Seller agrees to accept complete responsibility for performing all of NCNG's remediation obligations to conduct testing and clean-up at the Manufactured Gas Facilities, including both the cost of such testing and clean-up, as well as the implementation of any affirmative remediation obligations that NCNG has related to the Manufactured Gas Facilities (the "NCNG MGP Remediation Obligations"). In order that Seller be able to implement its obligations regarding the Manufactured Gas Facilities, Seller will cause NCNG to transfer to a Person other than an Affiliate of NCNG all right, title and interest that NCNG has in all real property located at the Manufactured Gas Facilities in New Bern and Kinston, such transfer to be performed as described in Section 7.2(n) of this Agreement. Buyer agrees that neither it nor its employees, agents, or consultants will initiate contact with, or cause such contact to be initiated with, any Governmental Authority having jurisdiction and/or authority over any provisions of the NCNG MGP Remediation Obligations, unless requested to do so by such Governmental Authority, Seller or an authorized agent of Seller. Notwithstanding anything else herein to the contrary, the restriction imposed by the preceding sentence shall survive for as long as any obligations exist under the NCNG MGP Remediation Obligations.

              (e) This Section 4.18 contains the sole and exclusive representations of NCNG concerning matters relating to the environment and Environmental Laws.

         4.19. No Broker. Neither Seller nor NCNG (i) have had any dealings, negotiations or communications with (other than with intermediaries engaged by potential buyers of NCNG and the Subsidiaries) or retained any broker or other intermediary in connection with the transactions contemplated by this Agreement or (ii) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, other than Salomon Smith Barney Inc., whose fees and expenses that are unpaid as of the Closing shall be paid by Seller.

         4.20. Regulation as a Public Utility. Neither NCNG nor any of the Subsidiaries is subject to regulation as a public utility or public service company (or similar designation) in any state other than North Carolina.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to Seller:

         5.1. Organization. The Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of North Carolina. The Buyer is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not prevent, materially delay or affect consummation of the transactions contemplated hereby.

         5.2. Authorization. The Buyer has full power and authority to execute, deliver and perform this Agreement and each agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby. The Buyer's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement and all agreements or instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto have been or will be duly executed and delivered by the Buyer, and this Agreement and all agreements and instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto constitute and will constitute the legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms.

         5.3. Noncontravention. The execution, delivery and performance by the Buyer of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien under or pursuant to, any provision of the Buyer's articles of incorporation or bylaws or any Laws, or any finding, order, judgment, writ, injunction or decree to which the Buyer is a party or by which the Buyer or its assets may be bound or affected; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other person or entity, except notices and approvals as may be required under the HSR Act, the PUHCA and the NCUC.

         5.4. No Broker. The Buyer has not had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement and is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, other than Merrill Lynch, whose fees and expenses that are unpaid as of the Closing shall be paid by Buyer.

         5.5. No Reliance. With respect to the transactions contemplated herein, Buyer acknowledges that it (i) has been granted access to all books, records and materials requested by the Buyer to conduct all necessary due diligence, and
(ii) has been afforded the opportunity to ask questions of, and receive answers from, Seller regarding NCNG and ENCNG. Buyer acknowledges that it has not relied on any oral or written statements, representations, warranties or assurances from Seller or its officers, directors, employees, agents or consultants except those contained within this Agreement and the other agreements executed by the parties and delivered at Closing pursuant to this Agreement.

         5.6. Purchase for Investment. The Buyer is acquiring the NCNG Shares, the ENCNG Shares, and the ENCNG Rights and Obligations for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except in accordance with applicable federal and state securities laws.

                                   ARTICLE VI
                                    COVENANTS

         6.1. Conduct of Business. Except as provided in this Agreement, until the earlier of Closing or the termination of this Agreement in accordance with its terms, NCNG shall conduct, and shall cause each of the Subsidiaries to conduct, and shall use commercially reasonable efforts to cause ENCNG to conduct, its business in the ordinary course in a manner consistent with past practices and to use its reasonable efforts to preserve its properties, business and relationships with its suppliers and customers. NCNG will advise, and shall cause the Subsidiaries to advise, and shall use commercially reasonable efforts to cause ENCNG to advise, the Buyer promptly in writing of any development having a Material Adverse Effect on NCNG and the Subsidiaries, taken as a whole, or on ENCNG. Without limiting the generality of the foregoing, until the earlier of Closing or the termination of this Agreement in accordance with its terms, except as provided in this Agreement, without the written consent of Buyer, NCNG will not, and will cause the Subsidiaries not to, and will use commercially reasonable efforts to cause ENCNG not to:

              (a) declare, set aside or pay any dividend or other distribution with respect to its capital stock, or, as to ENCNG, except as may be otherwise provided in the articles of incorporation of ENCNG, its preferred stock;

              (b) (i) create, incur or assume any indebtedness for borrowed money, except pursuant to credit agreements in existence on the date of this Agreement, (ii) mortgage, pledge or otherwise encumber any of its properties or assets, except for Permitted Liens or (iii) create or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business;

              (c) issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class, or split, combine or reclassify any shares of its capital stock;

              (d) sell or dispose of any of its material assets or properties, other than sales and dispositions (i) in the ordinary course of business, (ii) of obsolete or surplus assets, and (iii) in connection with the normal repair and/or replacement of assets or properties, or property losses covered by insurance;

              (e) amend in any material respect, terminate or assign any Contract;

              (f) make any individual capital expenditures of more than $150,000, or aggregate capital expenditures of more than $1,500,000, other than in the ordinary course or business, or to repair any damaged property;

              (g) assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person, or make loans or advances to any other Person, except in the ordinary course of business;

              (h) grant any individual or general increase in the compensation of any employees other than normal merit or promotional increases in the normal course of business or as required by an existing agreement, or create any new Employee Benefit Plan or, except as set forth in Schedule 6.4, extend, modify or change in any material respect (except as may be required by applicable law) any Employee Benefit Plan or terminate any existing Employee Benefit Plan;

              (i) enter into any Contracts with Affiliates or any material Contract other than material Contracts to be fully performed by the Closing Date, material Contracts terminable on not more than 90 days' notice, or material Contracts implementing another provision of this Section 6.1;

              (j) alter in any material way the manner in which it has regularly and customarily maintained its book and account and record;

              (k) hire any new employees for positions at or above the "manager" level unless to replace an employee vacancy;

              (l) fail to comply, in all material respects, with all applicable Laws and with all orders of any Governmental Authority, non-compliance with which would cause a Material Adverse Change in its assets or properties or have a Material Adverse Effect on its business; or

              (m) amend its articles of incorporation, bylaws or other organizational documents, or merge or consolidate with or into any other corporation.

         6.2. Notice of Changes. Between the date of this Agreement and the Closing, each party will use commercially reasonable efforts to advise the other with respect to any matter arising after the execution of this Agreement of which that party obtains actual knowledge and which, if existing or occurring at the date of this Agreement and not set forth in this Agreement, including any schedules, would have constituted a material breach of a representation or warranty of such party contained herein.

         6.3. Access to Information. At the Buyer's expense, the Buyer and its authorized agents, officers and representatives shall have reasonable access to the properties, books, records (including Tax records), contracts, information and documents of NCNG, and each of the Subsidiaries, (and NCNG shall use commercially reasonable efforts to cause ENCNG to provide similar access) to conduct such examinations and investigations of NCNG, ENCNG and the Subsidiaries as the Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be conducted during the normal business hours of NCNG, the Subsidiaries and ENCNG, (b) shall not unreasonably interfere with the operations and activities of NCNG, any of the Subsidiaries or ENCNG, and (c) shall be subject to the prior approval of (A) Seller as to NCNG and the Subsidiaries, if the information or documents requested are, in the opinion of Seller, of a nature that may compromise the competitive position of NCNG or any of the Subsidiaries, or (B) ENCNG as to ENCNG, if the information or documents requested are, in the opinion of ENCNG, of a nature that may compromise the competitive position of ENCNG. NCNG shall cooperate, and shall cause each of the Subsidiaries to cooperate, and shall use commercially reasonable efforts to cause ENCNG to cooperate, in all reasonable respects with the Buyer's examinations and investigations.

         6.4. Further Assurances; Consents; Waiver of Notices. Each of the parties hereto hereby agrees to proceed diligently (a) to obtain, and to cause NCNG and the Subsidiaries to obtain, any and all approvals of Governmental Authorities and third party consents, approvals, notations and authorizations required in connection with the consummation of the transactions contemplated by this Agreement, (b) to comply, and cause NCNG and the Subsidiaries to comply, with all conditions and covenants applicable or related to it as contemplated by this Agreement, and (c) to comply, and use commercially reasonable efforts to cause ENCNG to comply, with all conditions and covenants applicable or related to it as contemplated by this Agreement, and (d) to take all such commercially reasonable other actions as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby.

         6.5. Employee Benefits Matters. Except as set forth in Schedule 6.5, or with the Buyer's written consent, NCNG and the Subsidiaries will not enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, severance, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, employee, former employee of, or independent contractor with respect to, NCNG and the Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of, or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder.

         6.6. Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of NCNG and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be agreed upon in advance by Seller and Buyer; provided, however, that any party hereto shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Laws or any listing agreement with any national securities exchange or inter-dealer quotation system and if it first gives prior written notice to the other parties hereto of its intention to make such public announcement.

         6.7. Confidentiality. Notwithstanding any other provision of this Agreement to the contrary, the Buyer agrees that unless and until the transactions contemplated herein are consummated, the Buyer shall remain subject to all of the terms and conditions of the confidentiality agreement, dated July 29, 2002, (the "Confidentiality Agreement") by and between the Seller and the Buyer, the terms of which Confidentiality Agreement are incorporated herein by reference; provided, however, that the provisions of the Confidentiality Agreement shall be waived as and to the extent necessary (i) to permit public announcements to the extent provided in Section 6.6 hereof, and (ii) from time to time upon the written approval of Seller.

                                  ARTICLE VII
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING

         7.1. Conditions Precedent to Each Party's Obligations to Close. The respective obligations of each party to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

              (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order, decree or injunction vacated or reversed;

              (b) all applicable requirements under state securities or takeover laws shall have been satisfied;

              (c) all applicable waiting periods under the HSR Act shall have expired or been terminated, and neither the Federal Trade Commission nor the U.S. Department of Justice shall have instituted, or threatened to institute, either before or after the expiration of such waiting period, a proceeding concerning this Agreement or the consummation of the transactions contemplated hereby;

              (d) all consents, authorizations, orders, permits and approvals for (or registrations, declarations or filings with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained or made, and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration may not reasonably be expected to have a Material Adverse Effect on Buyer, Seller or NCNG following the Closing Date;

              (e) NCNG shall have paid all obligations then due and owing under the Affiliate Agreements, and all other obligations of NCNG to Seller or its Affiliates pursuant to the Affiliate Agreements arising prior to the Closing Date shall have been cancelled or otherwise satisfied;

              (f) the Assignment and Assumption Agreement, substantially in the form as set forth in Exhibit A attached hereto, shall have been executed by the parties hereto;

              (g) the Shared Services Agreements shall have been terminated by Seller and NCNG; and

              (h) the Transition Services Agreement, substantially in the form as set forth in Exhibit C attached hereto, shall have been executed by the parties thereto.

         7.2. Conditions Precedent to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

              (a) there shall have occurred no Material Adverse Effect in the financial condition or results of operations of NCNG, ENCNG and the Subsidiaries, taken as a whole, from December 31, 2001 to the Closing Date;

              (b) the representations and warranties of Seller contained in this Agreement and in the other agreements executed by the parties and delivered at Closing pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

              (c) each of Seller and NCNG shall have performed, in all material respects, all obligations and complied with all covenants contained herein that are necessary to be performed or complied with by it at or before Closing;

              (d) the Buyer shall have received certificates from authorized officers of Seller certifying the satisfaction of the conditions set forth in this Section 7.2;

              (e) the Buyer shall have received from counsel to Seller and NCNG an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel;

              (f) the Buyer shall have received the resignations (effective as of the Closing Date) of (i) all of the directors of NCNG and the Subsidiaries, and (ii) the 4 directors of ENCNG as appointed by Seller pursuant to the ENCNG Shareholders' Agreement;

              (g) the Buyer shall have received all of the minute books of NCNG and the Subsidiaries, including all stock registers, corporate seals and related materials;

              (h) the outstanding note payable by NCNG to Seller in the principal amount of $150,000,000 dated as of December 15, 2001 will be canceled and all obligations of NCNG under said note shall be fully satisfied at or prior to the Closing;

              (i) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Buyer;

              (j) Seller shall have delivered to Buyer copies of the certificates of good standing of NCNG, ENCNG and of each Subsidiary issued on or soon before the Closing Date by the Secretary of State of the jurisdiction of each such organization and of each jurisdiction in which each such Person is qualified to do business;

              (k) all actions, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and the Buyer's counsel;

              (l) the consents, authorizations, orders, permits and approvals described in Section 7.1(d) shall contain no terms or conditions that, in the reasonable judgment of Buyer, will have a Material Adverse Effect on Buyer or NCNG, or will materially affect the Buyer's benefits to be obtained from the transaction contemplated herein;

              (m) prior to the Closing Date, Seller will cause NCNG to either
(i) cause Cape Fear Energy Corporation, a North Carolina corporation ("Cape Fear"), to be dissolved and liquidated, or (ii) transfer all equity interest in Cape Fear to a Person other than a Person that would be an Affiliate of NCNG following the Closing;

              (n) prior to the Closing Date, Seller will cause NCNG to transfer any ownership interest in the Manufactured Gas Facilities currently owned by NCNG to a Person other than a Person that would be an Affiliate of NCNG following the Closing; and

              (o) there shall not exist any Contract preventing or restricting NCNG or any Subsidiary from carrying on any business in any location.

         7.3. Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

              (a) the representations and warranties of the Buyer contained in
Article V shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

              (b) the Buyer shall have performed, in all material respects, all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it at or before Closing;

              (c) Seller shall have received a certificate from an authorized officer of Buyer certifying the satisfaction of the conditions set forth in this
Section 7.3;

              (d) Seller shall have received from counsel to Buyer an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel;

              (e) all actions, corporate or other, to be taken by the Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel; and

              (f) the consents, authorizations, orders, permits and approvals described in Section 7.1(d) shall contain no terms or conditions that, in the reasonable judgment of Seller, will have a Material Adverse Effect on Seller, or will materially affect the Seller's benefits to be obtained from the transaction contemplated herein.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

         8.1. Access to Books and Records. At its expense, Seller and its Affiliates and authorized agents, officers and representatives shall have reasonable access after the Closing Date to the properties, books, records, contracts, information and documents of NCNG and each of the Subsidiaries, and, if Buyer is the owner of the ENCNG Shares, Buyer shall use commercially reasonable efforts to obtain for Seller such similar reasonable access as regards ENCNG, for any reasonable business purpose, including, but not limited to, matters relating to Taxes; provided, however, that such access by Seller (a) shall be conducted during the normal business hours of NCNG, the Subsidiaries and ENCNG, and (b) shall not unreasonably interfere with the operations and activities of NCNG, any of the Subsidiaries, or ENCNG. The Buyer and NCNG shall cooperate, and NCNG shall cause each of the Subsidiaries to cooperate, and the Buyer shall use commercially reasonable efforts to cause ENCNG to cooperate, in all reasonable respects with Seller's review of such information, including, without limitation, retaining all such information until Seller has notified the Buyer in writing that all tax years (including any portion of a tax year) prior to and including the Closing Date have been closed or for seven (7) years, whichever is longer.

         8.2. Tax Matters.

              (a) Taxes and Tax Returns of NCNG and the Subsidiaries in General.

                  (i) The income (including any deferred income triggered into income by Treasury Regulation ss. 1.1502-13) and other Tax items of NCNG and the Subsidiaries for periods ending on or before the Closing Date shall be included in the consolidated Federal Income Tax Return of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Seller is a member. In addition, Seller shall be responsible for preparing and filing the Tax Returns for State Income Taxes and for Other Taxes of NCNG and the Subsidiaries for taxable periods ending on or before the Closing Date. Except as otherwise provided in this Section 8.2, and specifically including all Taxes listed on
Schedule 4.15, Seller shall be responsible for and (to the extent not paid before Closing) shall indemnify and hold Buyer, NCNG and the Subsidiaries harmless from, and shall be entitled to, any reductions in Taxes or refunds (including interest) of, (i) any Federal Income Taxes of NCNG or the Subsidiaries (including any amount payable by reason of Treasury Regulation ss. 1.1502-6) for taxable periods ending on or before or, with respect to the consolidated Federal Income Tax Return of Seller's affiliated group, including the Closing Date, and (ii) any State Income Taxes and Other Taxes of NCNG or the Subsidiaries (including any amount payable by reason of any applicable provision of State Income Tax Law similar to Treasury Regulation ss. 1.1502-6) for taxable periods ending on or before the Closing Date. If Buyer, NCNG or any of the Subsidiaries receives any such refund, Buyer shall promptly pay (or cause NCNG or such Subsidiary to pay) the entire amount of the refund (including interest) to Seller. Seller will allow Buyer an opportunity to review and comment upon any Piped Natural Gas excise tax returns and all property tax returns (including any amended returns) filed between the date of this Agreement and Closing to the extent they relate to NCNG and the Subsidiaries. Except as may be required by law, Seller will take no position prior to Closing inconsistent with existing practice as of the date of this Agreement on all Other Tax Returns that relate to NCNG and the Subsidiaries that would reasonably be expected to have an adverse effect on NCNG and the Subsidiaries after the Closing Date, alone or in the aggregate, of more than $100,000.

                  (ii) Buyer, NCNG and the Subsidiaries shall be responsible for and shall indemnify and hold Seller harmless from all Taxes of NCNG and the Subsidiaries for any taxable period beginning on or after the Closing Date and, with respect to prior taxable periods, for all Taxes resulting from any action taken without Seller's written consent by Buyer, NCNG or the Subsidiaries after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer, NCNG and the Subsidiaries shall be entitled to all refunds of such Taxes (including interest).

                  (iii) If NCNG or any of the Subsidiaries is required to file any Tax Return for State Income Taxes or for Other Taxes for a taxable period covering days before and after the Closing Date, Buyer shall cause such Tax Return to be filed and shall be responsible for the payment of any such Tax for such period. However, Seller shall pay to Buyer, as an adjustment to the Purchase Price, the amount by which such Tax attributable to the period through the Closing Date exceeds the amount of such Tax paid (including payments of estimated Tax) on or before the Closing Date. The amount of such Tax attributable to the period through the Closing Date shall be determined (i) as if that period were a separate taxable year (except for any Other Taxes not based on income, sales, receipts, payments or transactions, which Other Taxes shall be allocated ratably to each day in the entire taxable period), and (ii) except as otherwise required by Law, by using the Tax accounting methods and Tax elections used by NCNG or such Subsidiary for the taxable period ended most recently before the Closing Date. Seller shall compute the amount of the Tax attributable to the period through the Closing Date and shall notify Buyer of such amount in writing no later than 120 days after the Closing Date or, in the case of any State Income Tax Return, 30 days after the due date (including valid extensions) for the filing of the consolidated Federal Income Tax Return of Seller's affiliated group for the period including the Closing Date. Within 45 days after the date of such notification, Seller shall pay to Buyer or Buyer shall pay to Seller, as appropriate, the difference between (i) the amount of Tax determined by Seller as attributable to the portion of the period through the Closing Date, and (ii) the amount of the Tax for the taxable period paid (including payments of estimated Tax) on or before the Closing Date, unless within 30 days after such date, Buyer notifies Seller in writing that Buyer disagrees with the computation of any such amount. In that case, Seller and Buyer shall proceed in good faith to determine the correct amount, and Seller's payment to Buyer, or Buyer's payment to Seller, shall be due the later of (i) the time specified in the immediately preceding sentence and (ii) 10 days after Seller and Buyer agree to the amount payable or after receipt of the written determination described below. If after 30 days Buyer and Seller are unable to agree upon the amount of the difference in Tax owed, then such objections shall be referred to a "Big 4" accounting firm mutually agreeable to both Buyer and Seller (other than Seller's auditors and Buyer's auditors) or if such accounting firm can not or refuses to serve in such capacity, a mutually acceptable firm of independent public accountants of recognized standing. Such accounting firm shall be instructed to deliver to the Seller and the Buyer a written determination of the amount of the difference in Tax owed within 20 days. Such determination shall be conclusive and binding upon the parties hereto for all purposes. Seller and Buyer shall share fees of the accounting firm equally.

              (b) Section 338 Elections.

                  (i) An election shall be made by Buyer and Seller under
Section 338(h)(10) of the Code ("Section 338(h)(10) Election") with respect to all of NCNG and, to the extent permissible under applicable Treasury Regulations, the Subsidiaries, unless Buyer (in good faith) notifies Seller on or before the Closing Date that Buyer will not make such election because it would result in a decrease in the aggregate adjusted federal income tax basis of NCNG's assets. The parties thereafter shall cooperate to prepare and timely file IRS Form 8023 (or any successor form). Seller shall prepare and file the returns for, be responsible for the payment of, indemnify and hold Buyer, NCNG and the Subsidiaries harmless from (and be entitled to any refund of) any Federal Income Taxes and State Income Taxes with respect to the deemed sale of assets resulting from the Section 338(h)(10) Election (and any corresponding election under state
Law). If a refund of any Tax described in this paragraph is paid to any of the Buyer, NCNG, or any of the Subsidiaries, Buyer shall promptly pay (or shall cause NCNG or the Subsidiaries to pay) the amount of such refund to the Seller. The parties intend for each such Section 338(h)(10) Election to be effective, if possible, for state (as well as federal) income Tax purposes, and they shall timely execute and file any documents that may be required under any applicable Law for such election (or any corresponding elections(s) under state Law) to be effective for State Income Tax purposes.

                  (ii) Buyer and Seller shall cooperate as provided in this
Section 8.2(b)(ii) to determine (in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code) the deemed sales prices of the assets of NCNG and each Subsidiary to which the election applies. Buyer initially shall determine such deemed sales prices and shall notify Seller in writing of the prices so determined ("Buyer's Deemed Sales Price Notice") within 120 days after the Closing Date. Seller shall be deemed to have accepted such determination unless, within 60 days after the date of Buyer's Deemed Sales Price Notice, Seller notifies Buyer in writing of (i) each proposed deemed sales price with which Seller disagrees, and (ii) for each such price, the amount that Seller proposes as the deemed sales price. If Seller provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the deemed sales prices in dispute. If after 30 days Buyer and Seller are unable to agree upon the deemed sales price of the assets of NCNG and each Subsidiary to which the Section 338(h)(10) Election applies, then such objections shall be referred to a "Big 4" accounting firm mutually agreeable to both Buyer and Seller (other than Seller's auditors and Buyer's auditors) or if such accounting firm can not or refuses to serve in such capacity, a mutually acceptable firm of independent public accountants of recognized standing. Such accounting firm shall be instructed to deliver to the Seller and the Buyer a written determination of the proper allocation of such disputed items within 20 days. Such determination shall be conclusive and binding upon the parties hereto for all purposes. Seller and Buyer shall share fees of the accounting firm equally. Neither Buyer nor Seller shall take, nor shall they permit any affiliated corporation (including, without limitation, NCNG and the Subsidiaries) to take, any position for income Tax purposes that is inconsistent with the deemed sales prices as finally determined hereunder; provided, however, that (i) the deemed purchase price of the assets may differ from the deemed sales price to the extent necessary to reflect the inclusion in the total deemed purchase price of Buyer's transaction costs not included in the total deemed sales price and (ii) the amount realized upon the deemed sale of assets may differ from the deemed sales price to reflect transaction costs that reduce the amount realized for Federal Income Tax purposes.

                  (iii) Notwithstanding any other provision of this Agreement, if Buyer makes or is deemed to have made an election under Section 338 (without a Section 338(h)(10)

Election being made) with respect to any of NCNG and the Subsidiaries, Buyer shall prepare and file the returns for, be responsible for the payment of, indemnify and hold Seller harmless from, and be entitled to any refund of, any Taxes resulting from the election (and any corresponding election under state
Law).

              (c) Cooperation Regarding NCNG and the Subsidiaries.

                  (i) Buyer agrees to cooperate and to cause NCNG and the Subsidiaries to cooperate with Seller to the extent reasonably required after the Closing Date in connection with (i) the filing, amendment, preparation and execution of all Tax Returns with respect to any taxable period of any of NCNG and the Subsidiaries ending on or before the Closing Date, (ii) contests concerning the Tax due for any such period and (iii) audits and other proceedings conducted by, with, or against any Governmental Authority with respect to any such period. Within a reasonable time (but not more than 10 days) after Buyer or any of NCNG and the Subsidiaries receives official notice of any such contest, audit or other proceeding, Buyer shall notify Seller in writing of such contest, audit or other proceeding. In any case where any of NCNG or the Subsidiaries is responsible under applicable Law for the defense of such contest, audit or other proceeding, Seller shall have the right to conduct the defense at its expense, whether such contest, audit or other proceeding commenced before or commences after the Closing. Notwithstanding Seller's obligations under the preceding provisions of this Section 8.2, Seller shall have no obligation to pay or to indemnify or hold Buyer or any of NCNG and the Subsidiaries harmless from any Tax imposed or assessed as a result of (i) the failure of Buyer to notify Seller as required by this paragraph, if such failure adversely affects Seller's ability to respond adequately in a timely manner to the notice of contest, audit or other proceeding, or (ii) any action taken by Buyer or any of NCNG and the Subsidiaries with respect to any contest, audit or other proceeding without Seller's written consent.

                  (ii) The amount of any Tax indemnification otherwise payable by Seller under this Agreement shall be reduced by the amount, or in the case of a Tax benefit to be realized subsequently, the then-present value of any Tax benefit for any taxable period to the Buyer, NCNG or any of the Subsidiaries resulting from any adjustment to or change in any Tax item relating to NCNG or the Subsidiaries for any taxable period (or portion thereof) ending on or before the Closing Date. Such present value shall be based on a discount rate of 3% percent per annum.

                  (iii) The parties agree that Seller shall be entitled to the Federal and State Income Tax benefit resulting from compensation deductions relating to the exercise after the Closing of options to purchase common stock of Seller by employees or former employees of NCNG or the Subsidiaries. Seller shall claim such deductions, and none of NCNG and the Subsidiaries shall do so unless requested to do so by Seller. If any of NCNG and the Subsidiaries realizes any federal or State Income Tax benefit resulting from any such deduction, Buyer shall promptly notify Seller and shall promptly pay to Seller the amount of the Tax benefit realized plus any interest paid or credited thereon by any Governmental Authority. If and to the extent any such Tax is payable by reason of the exercise of any such option, Seller shall withhold (if appropriate) and pay to the appropriate Governmental Authorities all withholding Taxes and all Taxes imposed on an employer or other payor of wages or compensation to such employee or former employee. If, however, NCNG, any of the Subsidiaries, or Buyer is required under any applicable Law to pay and, after written notice to Seller, does pay any such Tax, then (i) Seller shall pay to Buyer, promptly after Buyer notifies Seller in writing of the amount of Tax so paid, an amount equal to the amount of Tax so paid (other than any withholding Tax withheld from any payment by NCNG, any of the Subsidiaries, or Buyer) and (ii) if Seller also pays or has paid the same or corresponding Tax and reimburses (or has reimbursed) Buyer as provided in clause
(i), Seller and Buyer shall cooperate, and Buyer shall cause NCNG and the Subsidiaries to cooperate with Seller, as reasonably necessary to obtain (for Seller's benefit) a refund or credit of Tax to prevent or mitigate any double payment of Tax. Seller also shall be solely responsible for the administration of any plan or agreement under which any such option was issued.

                  (iv) Seller agrees to make available to Buyer, NCNG and the Subsidiaries records in the custody of Seller or any member of Seller's affiliated group, to furnish other information and otherwise to cooperate to the extent reasonably required for the filing of Tax Returns relating to NCNG and the Subsidiaries for any taxable period ending after the Closing Date. However, no loss, credit or other item of any of NCNG and the Subsidiaries may be carried back without Seller's written consent, which Seller may withhold in its absolute discretion, to a taxable period for which (i) any of NCNG and the Subsidiaries and (ii) Seller or any corporation affiliated with Seller filed a consolidated, unitary or combined Tax Return.

              (d) Termination of Tax-Sharing Agreement. After the Closing any tax-sharing agreement between Seller, NCNG, and the Subsidiaries will be terminated as of the Closing Date and will have no further effect for any taxable year (whether a current year or a future year) and this Section 8.2 shall supersede any and all Tax-sharing or similar agreements to which (i) any of NCNG and the Subsidiaries, on the one hand, and (ii) Seller or any of its Affiliates, on the other hand, are parties. Neither NCNG, the Subsidiaries, Seller nor any such Affiliates shall have any obligation or right with respect to each other under any such prior agreement after the Closing.

              (e) Relationship of Section 8.2 to Article IX. Any conditions or limitations, set forth in Article IX with respect to amount of claims or liability shall not apply to any claim or liability to which this Section 8.2 applies or to any breach of any obligation under this Section 8.2. In the event of any inconsistency between provisions of Article IX and Section 8.2, this
Section 8.2 shall control. Notwithstanding Article IX or any other provision of this Agreement, Seller shall not have any liability under this Agreement for or with respect to any Taxes of any of NCNG and the Subsidiaries except as otherwise expressly provided in this Section 8.2 and as provided in Article IX for breach of any obligation of Seller under this Section 8.2. Seller shall not have any liability under this Section 8.2 for or with respect to any Taxes of ENCNG, and Article IX shall govern Seller's liability for inaccuracy or breach of any representation or warranty contained in Section 4.15 with respect to Taxes of ENCNG.

              (f) Survival. Notwithstanding any other provision of this Agreement, the covenants and obligations set forth in this Section 8.2 shall survive until, and any claim for indemnification with respect thereto must be made prior to, the expiration of the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions).

              (g) Taxes and Tax Returns of ENCNG. All Tax Returns and Taxes of ENCNG are filed and paid separately from those of Seller and its Affiliates, but Seller provides administrative assistance to ENCNG in the preparation of Tax Returns. Accordingly, Seller and Buyer shall cooperate with each other and with ENCNG as necessary after Closing to provide for the timely preparation and filing of ENCNG's Tax Returns for periods (or portions of periods) ending on or before the Closing Date.

         8.3. Employee Benefits.

              (a) When used in this Section 8.3 and Section 4.13(b)(ix), the following terms shall have the meanings specified:

                  (i) "Buyer's Plan" means a defined benefit plan that is qualified under Section 401(a) of the Code and that is adopted or designated by Buyer to receive the Pension Plan Spinoff Amount.

                  (ii) "Continuing Employee" means an individual employed by NCNG at and after the Closing Date including active employees and those on leave of absence, sick-leave or short-term disability or long-term disability and any individual employed by Seller or its Affiliates whose employment is transferred to Buyer in connection with this transaction.

                  (iii) "Pension Plan" means the Progress Energy Pension Plan.

                  (iv) "Pension Plan Benefit" means the accrued benefit under the Pension Plan of each Continuing Employee (and any alternate payee of a Continuing Employee), each deferred vested employee of NCNG (and any alternate payee or surviving spouse of such employee) and each Retired Employee (and such individual's surviving spouse, beneficiary or alternate payee), such amount to be computed as of the Closing Date.

                  (v) "Pension Plan Spinoff Amount" means the greater of (1) the amount of assets required to be transferred under Code section 414(l) with respect to Continuing Employees (and any alternate payee of a Continuing Employee), Retired Employees (and any surviving spouse, beneficiary or alternate payee of a Retired Employee), and each deferred vested employee of NCNG (and any alternate payee or surviving spouse of such employee) under the Pension Plan, or (2) the aggregate present value of Pension Plan Benefits, with such amounts to be computed by Seller's actuary as of the Closing Date in accordance with actuarial assumptions and methods specified in Schedule 8.3(a) attached hereto.

                  (vi) "Retired Employee" means an individual who was employed by NCNG prior to the Closing Date and who retired from the employment of NCNG prior to the Closing Date.

                  (vii) "Savings Plan" means the Progress Energy 401(k) Savings & Stock Ownership Plan.

                  (viii) "Welfare Plans" means the Employee Benefit Plans of Seller and NCNG that are welfare benefit plans (as defined in Section 3(1) of ERISA) and that cover Continuing Employees and Retired Employees.

              (b) Welfare Plans

                  (i) Buyer agrees to adopt and maintain welfare benefit plans (as defined in Section 3(1) of ERISA) (the "Buyer's Welfare Plans") that, as of the Closing Date, provide benefits to Continuing Employees and Retired Employees and to their beneficiaries and dependents that are substantially equivalent to benefits provided to Buyer's similarly situated employees as of the Closing Date, subject to Buyer's authority to amend, from time to time, and/or terminate, Buyer's Welfare Plans. With respect to such Continuing Employees and Retired Employees and their beneficiaries and dependents, Buyer's Welfare Plans shall not include a waiting or eligibility period (except to the extent any such Continuing Employees and Retired Employees or their beneficiaries or dependents are subject to a waiting or eligibility period under the Welfare Plans) or a preexisting condition restriction or limitation and, to the extent that such Continuing Employees and Retired Employees or their dependents or beneficiaries have satisfied any internal limits, deductibles or copayment requirements of the Welfare Plans for the year that includes the Closing Date, such amounts will be credited toward the satisfaction of any such requirements under Buyer's Welfare Plans to the extent normally allowed under Buyer's Welfare Plan.

                  (ii) Seller and the Welfare Plans will remain responsible for administering and paying claims of Continuing Employees and Retired Employees, and their dependents and beneficiaries to the extent such claims were incurred prior to the Closing Date. Buyer and the Buyer's Welfare Plans will be responsible for administering and paying claims of Continuing Employees and Retired Employees and for dependents and beneficiaries of such employees incurred on or after the Closing Date. Buyer agrees to transfer to Seller any amounts accurately reserved on the books of NCNG as of the Closing Date for claims under the Welfare Plans that have been incurred but not reported as of the Closing Date.

                  (iii) Buyer and Buyer's Welfare Plans will be responsible for claims incurred at or after the Closing Date by Continuing Employees who cease to be employed on or after the Closing Date and for dependents and beneficiaries of such Continuing Employees. Buyer and Buyer's Welfare Plans shall be responsible for any continuation coverage obligations under COBRA with respect to each Continuing Employee and each qualifying beneficiary (as defined in Section 4980B(g) of the Code) of a Continuing Employee or Retired Employee with respect to any qualifying event (as defined in Section 4980B(f) of the Code) that occurs on or after the Closing Date.

                  (iv) Seller agrees to transfer to Buyer's Welfare Plans the aggregate of the salary-reduction contributions as of the Closing Date less the aggregate amount of claims paid for all Continuing Employees who are participants in the health and dependent care reimbursement accounts under the Welfare Plans. Buyer agrees to cause the Buyer's Welfare Plans to continue after the Closing Date and until the end of the plan year or the individual's termination of employment, whichever is earlier, any salary-reduction election in place under such reimbursement accounts as of the Closing Date at the same level as in effect as of the Closing Date. Seller and the Welfare Plans will be responsible for claims submitted prior to the Closing Date and Buyer and Buyer's Welfare Plans will be responsible for claims submitted on or after the Closing Date. Buyer and Seller agree that they will do everything necessary or appropriate to effectuate within 90 days following the Closing Date the transfer and accounting of amounts contributable to the health and dependent care reimbursement accounts.

              (c) Buyer shall be responsible for workers' compensation benefits including, but not limited to, payments for indemnity, medical expenses and settlements, that are payable on or after the Closing Date, regardless of whether the injury, accident or illness occurred before the Closing Date and shall pay such benefits or promptly reimburse Seller for any such benefits paid by Seller. Seller shall be responsible for workers' compensation benefits that are payable before the Closing Date.

              (d) Pension Plans

                  (i) Buyer agrees that the Buyer's Plan shall, as of the Closing Date, provide benefits to Continuing Employees that are at least substantially equivalent to such benefits provided to similarly situated employees of the Buyer as of the Closing Date, subject to Buyer's authority to amend, from time to time, and/or terminate, Buyer's Plan. Buyer agrees that, with respect to any Continuing Employee, Buyer's Plan shall recognize all service with Seller, NCNG, and Affiliates of Seller prior to the Closing Date, to the same extent that such service is recognized for such purposes under the Pension Plan as of the Closing Date for purposes of eligibility, vesting, eligibility for early retirement and with respect to the Pension Plan Benefit accrued prior to the Closing Date, for benefit accrual purposes. Buyer's Plan shall also recognize service with Buyer earned by Continuing Employees after the Closing Date for all purposes under the Buyer's Plan. Notwithstanding the foregoing in no event shall the aforementioned service credit result in any duplication of service or benefits for any purpose under the Buyer's Plan.

                  (ii) Buyer agrees to cause Buyer's Plan to assume liability for the Pension Plan Benefits which accrued prior to the Closing Date; provided, however, that the receipt by Buyer's Plan of the Pension Plan Spinoff Amount shall be a condition precedent to the assumption of such liability. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to the assumption of such liability.

                  (iii) Prior to the Closing Date, Seller shall amend the Pension Plan to fully vest each Continuing Employee in his accrued benefit under such plan. Seller agrees to cause the trustee of the Pension Plan to transfer the Pension Plan Spinoff Amount as soon as practicable after Seller has received from the Buyer all necessary approvals, authorizations, information or similar requirements. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to such transfer. Buyer warrants that, as of each date of transfer, the IRS will have determined that the Buyer's Plan is qualified in its form, and its concomitant trust exempt from Tax, under Sections 401(a) and 501(a) of the Code, respectively.

                  (iv) Buyer and Seller shall take such actions as are necessary or appropriate to accomplish the transfer of the Pension Plan Spinoff Amount and the liability for the Pension Plan Benefits to the Buyer's Plan including, without limitation, the timely filing of IRS Forms 5310-A and the timely filing of any necessary PBGC filings.

                  (v) Any calculations of the amount to be transferred under this Section 8.3 by Seller's actuary shall be subject to review and mutual agreement between Buyer's and Seller's actuaries, which agreement will not be unreasonably withheld by either party.

              (e) As of the Closing Date, Continuing Employees shall be eligible to participate in Buyer's defined contribution plan that is qualified under Sections 401(a) and 401(k) of the Code ("Buyer's 401(k) Plan") on the same basis as Buyer's 401(k) Plan is offered to similarly-situated employees of Buyer, subject to Buyer's authority to amend, from time to time, and/or terminate, Buyer's 401(k) Plan. Buyer further agrees that, as of the Closing Date, the Buyer's 401(k) Plan shall provide benefits that, taken as a whole, are at least substantially equivalent to the benefits provided to Buyer's similarly situated employees as of the Closing Date. Buyer's 401(k) Plan shall accept Continuing Employees' "eligible rollover distributions" (as defined in Section 402(c) of the Code, excluding, however, after-tax contributions) in cash and participant loans from the Savings Plan (only to the extent such acceptance with respect to such participant loans does not require any departure from the participant loan-related requirements under the Buyer's 401(k) Plan). Buyer's 401(k) Plan shall recognize, for purposes of eligibility and vesting, prior service with Seller, NCNG and Affiliates prior to the Closing Date to the same extent that such service is recognized under the Savings Plan as in effect on such date.

              (f) Buyer agrees to provide the benefit obligations remaining as of the Closing Date under the Employee Benefit Plans listed on Schedule 8.3(f) hereof.

              (g) Buyer agrees that it will credit (or cause NCNG to credit) Continuing Employees with vacation time that is earned under the terms of Seller's vacation policies in effect prior to the Closing Date but is unused as of the Closing Date to the extent accrued on the NCNG books, and Buyer will recognize (or cause NCNG to recognize) service with Seller, NCNG and their respective Affiliates for purposes of earning vacation time from and after the Closing Date. Notwithstanding anything in the preceding sentence to the contrary, neither Buyer nor NCNG or any of the Subsidiaries shall be required to make any cash payments to any Continuing Employees or other persons in respect of any such vacation time in connection with the transactions contemplated by this Agreement.

              (h) Buyer agrees that it will recognize (or cause NCNG to recognize) service with Seller, NCNG and their respective Affiliates both before and after the Closing Date for purposes of the payment of any severance benefits; provided, however, that the parties to this Agreement acknowledge that neither Buyer nor any of its Affiliates sponsor any severance or similar plan of general applicability to any employees (except that severance benefits are provided under certain employment agreements and are sometimes provided on an ad hoc basis in connection with specific transactions), but if any transaction-specific severance benefits plan is adopted for Continuing Employees, it will take into account service with Seller, NCNG and their respective Affiliates.

         8.4. WARN Act. Buyer shall be responsible for, and shall indemnify Seller against, all expense and liability, including reasonable attorneys' fees, if applicable, incurred under the WARN Act or any other Law requiring notice prior to termination of employment or the payment of severance pay, wages or benefits with respect to any employee who experiences a layoff, employment termination, reduction in hours or other employment related loss on or after the Closing Date. Seller shall be responsible for, and shall indemnify Buyer against, all expense and liability, including reasonable attorneys' fees, if applicable, incurred under the WARN Act or any other Law requiring notice prior to termination of employment or the payment of severance pay, wages or benefits with respect to any employee who experiences a layoff, employment termination, reduction in hours or other employment related loss prior to the Closing Date, or who was notified by Seller of any such event prior to the Closing Date. The Seller shall notify Buyer of any and all WARN notices applicable to the transactions contemplated herein that have been issued by Seller from the time of signing this Agreement up to the time of Closing.

         8.5. Satisfaction of Debt. At or prior to Closing, Seller shall take, or cause NCNG to take, such actions as are necessary to satisfy or extinguish all intercompany debt obligations between NCNG, as borrower, and any of Seller or Seller's Affiliates.

         8.6. Further Assurances as to ENCNG Rights and Obligations. Upon request of the Seller from time to time after the Closing, the Buyer and the Seller will take or cause to be taken such actions as may be reasonably required for the complete assigning, transferring, granting, assuring and confirming to the Seller and APEC, their respective successors and assigns of, and for aiding and assisting in obtaining or collecting and reducing to possession, any or all of the ENCNG Rights and Obligations.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

         9.1. Limitation on and Survival of Representations and Warranties.

              (a) The Buyer acknowledges and agrees that no representations or warranties have been made by Seller in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in Article III and Article IV hereof, or in any other agreements executed by the parties and delivered at Closing pursuant to this Agreement.

              (b) Subject to paragraph (a) of this Section 9.1, all representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive the Closing for a period of one year beginning on the Closing Date, but not longer; provided, however, that the representations and warranties contained in Section 3.2 (Ownership), Section 3.3 (Due Authorization), Section 4.1 (Organization, Capitalization of NCNG), Section 4.2 (Organization, Capitalization of ENCNG), Section 4.3 (Subsidiaries), Section
4.13 (Employee Benefits) and, solely with respect to ENCNG, Section 4.15 (Taxes) shall survive until the expiration of the applicable statute of limitations for the matter giving rise to a claim hereunder. Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other party in breach or against whom indemnification is sought within such period. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period. No party to this Agreement shall be entitled to pursue any remedy for the breach of any representation or warranty to the extent such party was informed of such breach prior to the Closing Date and such party proceeds with the Closing.

         9.2. Indemnification by Seller.

              (a) Subject to the limitations set forth in Sections 9.1 and 9.4, and Section 8.2, Seller hereby agrees to indemnify and hold the Buyer, NCNG, or any successors or assigns thereof, and their employees, officers, directors and affiliates (each a "Buyer Indemnified Party") harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") imposed upon or incurred by any Buyer Indemnified Party as a result of or in connection with any of the following:

                  (i) Any inaccuracy or breach of a representation or warranty made by Seller in Article III, Article IV, or Section 8.4 of this Agreement, or in any other agreements executed by the parties and delivered at Closing pursuant to this Agreement; or

                  (ii) The breach of, or default in the performance by Seller of, any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.

              (b) Within sixty (60) days after receipt by the Buyer of notice of an Action or other event giving rise to a Buyer Claim with respect to which a Buyer Indemnified Party is entitled to indemnification under this Section 9.2, the Buyer shall notify (the "Buyer Claim Notice") Seller in writing of the commencement of such Action or the assertion of such Buyer Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Seller. Seller shall have the option, and shall notify the Buyer Indemnified Party in writing within ten Business Days after the date of the Buyer Claim Notice of its election, either: (A) to participate (at the expense of Seller) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by the Buyer Indemnified Party) or (B) to take charge of and control the defense of such Action or Buyer Claim (at the expense of Seller). If Seller elects to control the defense, it will not compromise or settle the Action or Buyer Claim if (X) the amount to be paid in settlement exceeds the Maximum Indemnity Amount or (Y) the settlement does not include a provision releasing the Buyer Indemnified Party from all liabilities with respect thereto. If Seller fails to notify the Buyer Indemnified Party of its election within the applicable response period, then Seller shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If Seller elects to control the defense of any Action or Buyer Claim, the Buyer Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Party unless: (1) the named parties in such Action or Buyer Claim (including any impleaded parties) include both the Buyer Indemnified Party and an indemnifying party and the Buyer Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, or (2) the Buyer Indemnified Party has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Buyer Claims, the Maximum Indemnity Amount (in which case, Seller shall not have the right to control the defense of such Action or Buyer Claim on behalf of the Buyer Indemnified Party, it being understood, however, that the Seller shall not, in connection with such Action or Buyer Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

              (c) If Seller does not control the defense of any Action or Buyer Claim, then the Buyer Indemnified Party may settle such Action or Buyer Claim with the written consent of Seller (not to be unreasonably withheld).

         9.3. Indemnification by Buyer.

              (a) Subject to the limitations set forth in Section 9.4, the Buyer hereby agrees to indemnify and hold Seller and its employees, officers, directors and affiliates (each a "Seller Indemnified Party") harmless from and against any and all Losses imposed upon or incurred by any Seller Indemnified Party (any of such Losses by Seller, a "Seller Claim") as a result of or in connection with any of the following:

                  (i) Any inaccuracy or breach of a representation or warranty made by the Buyer in this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto;

                  (ii) The breach of or default in the performance by the Buyer of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto; and

                  (iii) The conduct of NCNG's and the Subsidiaries' businesses after the Closing, including but not limited to Buyer's obligation to comply with the WARN Act or any other Law as set forth in Section 8.4.

              (b) Within sixty (60) days after receipt by Seller of notice of the commencement of an Action or other event giving rise to a Seller Claim with respect to which a Seller Indemnified Party is entitled to indemnification, the party receiving such notice shall notify (the "Seller Claim Notice") Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Buyer. Buyer shall have the option, and shall notify each indemnified party in writing within ten Business Days after the date of the Seller Claim of its election, either: (A) to participate (at its own expense) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the Seller Indemnified Party) or (B) to take charge of and control defense of such Action or Seller Claim (at its own expense). If Buyer fails to notify the Seller Indemnified Party of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer elects to control the defense of any Action or Seller Claim, each Seller Indemnified Party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party unless: (1) the named parties in such Action or Seller Claim (including any impleaded parties) include both the Seller Indemnified Party and Buyer and the Seller Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Buyer, or (2) Seller has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Seller Claims, the Maximum Indemnity Amount (in which case, Buyer shall not have the right to assume the defense of such Action or Seller Claim on behalf of the Seller Indemnified Party, it being understood, however, that Buyer shall not, in connection with such Action or Seller Claim be liable for the fees and expenses of more than one separate firm of attorneys (in additional to any local counsel) and that such fees and expenses shall be reimbursed as they are incurred).

              (c) If Buyer does not control the defense of any Action or Seller Claim, then the Seller Indemnified Party or parties may settle such Action or Seller Claim with the written consent of Buyer (not to be unreasonably withheld).

         9.4. Limitation of Liability. Notwithstanding the foregoing, (i) Seller shall not be obligated to indemnify the Buyer Indemnified Parties, and Buyer shall not be obligated to indemnify the Seller Indemnified Parties pursuant to this Article IX unless and until the amount of all Losses incurred by Buyer, or by Seller, as the case may be, exceeds $3,000,000 in the aggregate (the "Basket"), in which event the party seeking indemnity may recover all Losses incurred in excess of the Basket from the first dollar above the Basket, and
(ii) Seller's maximum liability for Losses under Section 9.2 and Buyer's maximum liability for Losses under Section 9.3 shall be, in each case, 20% of the Purchase Price (the "Maximum Indemnity Amount"); provided, however, that neither the Basket nor the Maximum Indemnity Amount shall apply to the breach of any representation or warranty set forth in Section 3.2 (Ownership), Section 3.3 (Due Authorization), Section 4.1 (Organization, Capitalization of NCNG), Section
4.2 (Organization, Capitalization of ENCNG), Section 4.3 (Subsidiaries), Section
4.15 (Taxes; but solely with respect to ENCNG and without giving effect to any reference to materiality qualifiers), Section 6.1 (Conduct of Business), Section
6.5 (Employee Benefit Matters), and Section 8.5 (Satisfaction of Debt).

         9.5. Indemnity Amounts to be computed on After-Tax Basis. The amount of any indemnification payable under any of the provisions of this Article IX shall be (i) net of any Federal or State Income Tax benefit realized or the then present value (based on a discount rate of 3%) of any such income Tax benefit to be realized by the indemnified party (or, where Buyer is the indemnified party, any of NCNG and the Subsidiaries) by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any Federal or State Income Tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any State Income Tax benefit or cost shall take into account the Federal Income Tax effect of such benefit or cost.

         9.6. Exclusive Remedy. After the Closing, the parties' sole and exclusive recourse against each other for any Loss or claim of Losses arising out of or relating to this Agreement shall be expressly limited to the provisions of this Article IX. Seller shall not have any right of contribution from NCNG or the Subsidiaries with respect to any Loss claimed by Buyer.

                                   ARTICLE X
                                   TERMINATION

         10.1. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time, prior to the Closing only as follows:

              (a) by mutual written consent of the Buyer and Seller;

              (b) by the Buyer or Seller if the Closing Date shall not have occurred on or before December 31, 2003 (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing Date to occur on or before such date); or

              (c) by the Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

         10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 and the transactions contemplated by this Agreement are not consummated, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other; provided, however, the obligations contained in this Section 10.2,
Section 6.6, Section 6.5, and Section 11.2 of this Agreement shall survive any such termination. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

         10.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

         10.4. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. Entire Agreement. Except as set forth in Section 6.6 hereof, this Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

         11.2. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Any such fees and expenses that are allocated by Seller to NCNG shall be paid by NCNG prior to the Closing.

         11.3. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of North Carolina without regard to the conflicts of law rules thereof.

         11.4. Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other parties.

         11.5. Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 11.5:

         If to Seller:                   Progress Energy, Inc.
                                         PO Box 1551
                                         Raleigh, North Carolina 27602
                                         Attention:  Mark Mulhern
                                         Fax:  (919) 546-2962

         With a copy to (which shall   Progress Energy, Inc.
         not constitute notice):       PO Box 1551
                                       Raleigh, North Carolina 27602
                                       Attention:  William D. Johnson
                                       Fax:  (919) 546-5245

         And a copy to (which shall    Hunton & Williams
         not constitute notice):       One Hannover Square, Suite 1400
                                       421 Fayetteville Street Mall
                                       Raleigh, North Carolina
                                       Attention:  Timothy S. Goettel
                                       Fax:  (919) 899-3160

         If to the Buyer:              Piedmont Natural Gas Company, Inc.
                                       1915 Rexford Road
                                       Charlotte, North Carolina  28211
                                       Attention:  David J. Dzuricky
                                       Telecopy:  (704) 365-8515

         With a copy to (which shall   Nelson, Mullins, Riley & Scarborough, LLP
         not constitute notice):       Bank of America Corporate Center
                                       Suite 3350
                                       100 North Tryon Street
                                       Charlotte, North Carolina  28202
                                       Attention:  Jerry W. Amos
                                       Telecopy:  (704) 377-4814

         11.6. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         11.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         11.8. Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.

         11.9. Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         11.10. No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Seller and the Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and the Buyer contained in this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.



                                          PROGRESS ENERGY, INC.


                                          By:    /s/  Peter M. Scott III
                                                 -------------------------------
                                          Name:  Peter M. Scott III
                                          Title: Executive Vice President & CFO

                                             PIEDMONT NATURAL GAS COMPANY, INC.


                                             By:     /s/ David J. Dzuricky
                                                     ---------------------------
                                             Name:   David J. Dzuricky
                                             Title:  Senior Vice President & CFO






















                                      -48

                                    Exhibit A



STATE OF NORTH CAROLINA

COUNTY OF WAKE

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Agreement"), made as of the ____ day of __________ 2002, by and between Progress Energy, Inc., a North Carolina corporation ("Assignor") and Piedmont Natural Gas Company, Inc., a North Carolina corporation ("Assignee"). All defined terms used but not defined herein shall have their respective meanings as set forth in the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Assignor, as Seller, and Assignee, as Buyer, entered into that certain Stock Purchase Agreement dated October __, 2002 (the "Purchase Agreement"), for the purchase of (i) one hundred percent (100%) of Assignor's right, title and interest in North Carolina Natural Gas Corporation, a Delaware corporation ("NCNG"), namely 100 shares of the common stock of NCNG (the "NCNG Shares" as defined in the Purchase Agreement); (ii) one hundred percent (100%) of Assignor's right, title and interest in Eastern North Carolina Natural Gas Corporation, a North Carolina corporation ("ENCNG"), namely 500 shares of the common stock of ENCNG and 174 shares of the Series A preferred stock of ENCNG (collectively, the "ENCNG Shares" as defined in the Purchase Agreement, and collectively with the NCNG Shares, the "Shares"); and, (iii) all of Assignor's rights and obligations under the ENCNG Shareholders' Agreement, the Progress ENCNG Subscription Letter, and the ENCNG NCUC Orders (collectively, the "ENCNG Rights and Obligations" as defined in the Purchase Agreement); and

         WHEREAS, by this Agreement, Assignor intends to set over unto Assignee all of its right title and interest in and to the Shares and the ENCNG Rights and Obligations, and Assignee intends to assume the Shares and the ENCNG Rights and Obligations pursuant to the terms hereof and in the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and premises herein contained and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Assignment. As of the Effective Date (defined below), Assignor does hereby assign, transfer and set over unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Shares and ENCNG Rights and Obligations, subject to the terms and conditions herein and in the Purchase Agreement.

         2. Assumption. Assignee hereby accepts such assignment subject to and upon the terms and conditions set forth herein and in the Purchase Agreement.

         3. Effective Date. This Agreement shall be effective as of the Closing Date (as defined in the Purchase Agreement) (the "Effective Date").

         4. Consummation of Stock Purchase. This Agreement has been executed by the parties hereto in contemplation of the sale of the Shares and ENCNG Rights and Obligations from Assignor to Assignee under the Purchase Agreement. In the event the Closing (as defined in the Purchase Agreement) does not occur, this Agreement shall be void and of no effect. [If Assignee does not acquire the ENCNG Shares and the ENCNG Rights and Obligations pursuant to Section 2.2(c) of the Purchase Agreement, this Agreement will only transfer Assignor's right, title, and interest in the NCNG shares.]

         5. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina and shall be binding upon and shall inure to the benefit of the respective successors and assigns of Assignor and Assignee.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement under seal as of the date and year first above written.

                                            ASSIGNOR:

ATTEST:                                     PROGRESS ENERGY, INC.

By:                                         By:
    ---------------------------------           --------------------------------
Name:                                       Name:
      -------------------------------             ------------------------------
Title:                                      Title:
       ------------------------------              -----------------------------

(CORPORATE SEAL)


                                            ASSIGNEE:

                                            PIEDMONT NATURAL GAS COMPANY, INC.

By:                                         By:
    ---------------------------------           --------------------------------
Name:                                       Name:
      -------------------------------             ------------------------------
Title:                                      Title:
       ------------------------------              -----------------------------

(CORPORATE SEAL)

STATE OF NORTH CAROLINA

COUNTY OF ________________

         I, a Notary Public of the aforesaid County and State, do hereby certify that _________________ personally appeared before me this day and acknowledged that he/she is the _________________ Secretary of Progress Energy, Inc., a North Carolina corporation, and that by authority duly given and as an act of the Corporation, the foregoing instrument was signed in its name by its ________________ President, and attested by her/himself as ________________ Secretary and sealed with its corporate seal.

         Witness my hand and notarial seal this ______ day of ___________________, 2002.


My Commission expires:____________________         _____________________________
                                                           Notary Public


STATE OF NORTH CAROLINA

COUNTY OF ________________

         I, a Notary Public of the aforesaid County and State, do hereby certify that _________________ personally appeared before me this day and acknowledged that he/she is the _________________ Secretary of Piedmont Natural Gas Company, Inc., a North Carolina corporation, and that by authority duly given and as an act of the Corporation, the foregoing instrument was signed in its name by its ________________ President, and attested by her/himself as ________________ Secretary and sealed with its corporate seal.

         Witness my hand and notarial seal this ______ day of ____________________, 2002.


My Commission expires:_____________                _____________________________
                                                           Notary Public

                                    EXHIBIT B


                           SHARED SERVICES AGREEMENTS


1. Utility Service Agreement dated as of January 1, 2001, by and between NCNG (as "Client Company") and Progress Energy Service Company, LLC ("PESC") (as "Service Company").

2. Utility Service Agreement dated as of January 1, 2001, by and between NCNG (as "Client Company") and Carolina Power & Light Company ("CP&L") (as "Utility Company").

3. Utility Service Agreement dated as of January 1, 2001, by and between CP&L (as "Client Company") and NCNG (as "Utility Company").

                                    Exhibit C


                          TRANSITION SERVICES AGREEMENT



         THIS TRANSITION SERVICES AGREEMENT, dated as of _________ ___, 2002, [Closing Date] by and among Progress Energy, Inc., a North Carolina corporation ("Progress"), Piedmont Natural Gas Company, Inc., a North Carolina corporation ("Buyer") and North Carolina Natural Gas Corporation, a Delaware corporation ("NCNG"), sets forth herein the basis on which certain services shall be made available to NCNG by Progress. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

         WHEREAS, Progress and Buyer have entered into a stock purchase agreement (the "Purchase Agreement"), dated _____________, 2002, pursuant to which Buyer will purchase all of the outstanding capital stock of NCNG;

         WHEREAS, pursuant to the Purchase Agreement, Progress has agreed to provide certain services to NCNG and Buyer; and

         WHEREAS, each of Progress, Buyer and NCNG desires to enter into this Agreement to clarify the terms and the extent of such services to be provided by Progress to NCNG.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Services. The services to be rendered by Progress to NCNG under this agreement are set forth in Schedule A attached hereto and made a part hereof and are hereinafter referred to as "the Services." The Services may be rendered by Progress, by subsidiaries or affiliates of Progress or by third parties, as Progress shall determine; provided, however, that before any Services that heretofore have been rendered by Progress, its subsidiaries or its affiliates are subcontracted by Progress to third parties, Progress shall so notify NCNG and NCNG must consent to such assignment, which consent shall not be unreasonably withheld.

         2. Fees. Buyer shall be responsible for paying all charges associated with Seller's provision of the Services as set forth on Schedule A attached hereto including but not limited to: third-party charges; reimbursements of Seller's fully burdened employee expenses, to be calculated on an hourly basis, related to the provision of such services; telecommunication-usage charges and internet charges; postage and supplies used for billing; and allocated lease charges and maintenance fees for hardware and software operated by Seller on behalf of Buyer. Seller shall pass through such amounts and Buyer shall pay Seller within thirty (30) days after the date an itemized bill is received by Buyer detailing the fees and charges for such items.

         3. Term and Termination.

                  a. The term of this Agreement shall commence on the date hereof and terminate on the date that is seven months next following the Closing Date or such earlier date as provided herein (the "Term"), subject to the provision of Services as contemplated in Item 10 of Schedule A.

                  b. NCNG or Buyer may terminate this Agreement on ten Business Days' prior written notice to Progress. If such termination would result in Progress incurring or absorbing expenses that Progress would not have incurred or absorbed but for the termination, NCNG shall reimburse Progress for such reasonable expenses.

                  c. Progress may terminate this Agreement on ten Business Days' prior written notice to NCNG or Buyer in the event NCNG and Buyer fail to pay the Monthly Fees within 30 Business Days after receipt by NCNG of an invoice therefore.

                  d. If NCNG desires to discontinue one or more of the Services, or a part of a particular Service set forth in Schedule A hereto, during the Term, NCNG shall give Progress at least ten business days' prior written notice requesting discontinuance of such Service or part thereof and specifying the date of discontinuance. If the requested discontinuance would result in Progress incurring or absorbing expenses that Progress would not have incurred or absorbed but for the discontinuance, NCNG shall reimburse Progress for such expenses. Once so discontinued, Progress shall not be obligated again to render such Service unless Progress, in its sole discretion, is willing to do so upon terms and conditions to be agreed upon.

                  e. After the Closing Date, Buyer, at its sole expense, shall take all commercially reasonable actions, including but not limited to hiring personnel or contractors and purchasing materials and equipment, such that Buyer shall assume the responsibility of performing the tasks covered by Services within a reasonable period of time following the Closing Date.

         4. Manner of Providing Services; No Warranty. Nothing in this Agreement will require Progress to (i) render any service not provided for in this Agreement, (ii) render Services which, in the reasonable judgment of Progress, jeopardize or compromise the then current security policies of Progress, or
(iii) in performing the services hereunder, to incur any expenditure of capital. Except as otherwise may be set forth on Schedule A, Progress shall be solely responsible for determining which Progress employees and facilities will be utilized for the provision of Services. Not withstanding anything herein to the contrary, the Services will be provided "as is" and Progress makes no warranty whatsoever, express or implied, with regard to the services. Progress will render Services in the same or similar manner or method by which Progress renders such Services to NCNG immediately prior to the Closing Date.

         5. Force Majeure. The duties of Progress under this Agreement are subject to interruption or discontinuance by Progress at any time and from time to time, without liability to NCNG or Buyer or any other person for any loss, damage or expense which may result therefrom, for force majeure or other causes beyond Progress's control. Upon learning of the occurrence of such event of force majeure, Seller shall promptly notify Buyer, either orally or in writing. Upon the cessation of the force majeure event, Seller shall use commercially reasonable efforts to resume its performance with the least possible delay.

         6. Indemnification. Progress will use reasonable efforts to make the Services available in a commercially reasonable manner, but Progress shall not be liable to NCNG or

Buyer or any other person for any loss, damage or expense that may result therefrom except for losses, damages or expenses arising or resulting from the gross negligence or willful misconduct of Progress. Each of NCNG and Buyer hereby agrees to , indemnify and hold harmless Progress from all liabilities ( imposed upon or incurred by Progress as a result of or in connection with third party claims relating to Progress's providing the Services pursuant to this Agreement (collectively, "Claims"), except for such Claims arising solely from the gross negligence, bad faith or willful misconduct of Progress.

         7. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void and of no effect. Buyer and Seller acknowledge that (a) Seller may utilize one or more unrelated third parties who, now or in the future, provide similar services to Seller to provide any of the Services to Buyer pursuant to Section 1 hereof, (b) Seller may delegate the performance of any Services to be provided under this Agreement to one or more of its affiliates that normally performs such Services and (c) Buyer may designate the division of Buyer into which NCNG is incorporated to receive any or all of the Services; provided however, that notwithstanding the foregoing, Buyer and Seller shall each remain fully responsible for compliance with the terms of this Agreement the same as if such assignment, delegation or designation were not effected.

         8. Independent Contractor. The Services hereunder shall be rendered by Progress as an independent contractor.

         9. Notices. All communications, notices disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery Service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when sent via telecopy with confirming receipt, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 9.

     If to Progress:       Progress, Inc.

                           PO Box 1551
                           Raleigh, NC 27602
                           Attention: ________________
                           Telecopy Number: (919) ____________
                           Telephone Number: (919) ___________

     With a copy to:       Hunton & Williams

                           One Hannover Square
                           Suite 1400
                           421 Fayetteville Street Mall
                           Raleigh, North Carolina  27601
                           Telecopy Number: (919) 899-3000
                           Telephone Number: (919) 899-3094
                           Attention:  Timothy S. Goettel

If to NCNG        Piedmont Natural Gas Company, Inc.

         or Buyer:         P.O.Box 33068
                           Charlotte, North Carolina 28233
                           Attention:  David Dzuricky
                           Senior Vice President and Chief Financial Officer
                           Telecopy Number: (704) 665-8515
                           Telephone Number: (704) 364-3120

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with it. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party unless in writing signed by such party.

         11. Confidentiality. (a) Each of Buyer and NCNG, on behalf of itself and its employees, agrees to keep confidential all records and other information with respect to Progress. Specifically, each of Buyer and NCNG agrees that it will, during the Term and thereafter (except where required by law or court order or administrative agency order or subpoena): (i) retain all such information of Progress in confidence; (ii) not disclose any such information to any third party without the permission of Progress; (iii) not use any such information of Progress for any purposes other than performing its obligations under this Agreement; (iv) use its reasonable efforts to limit access to the information of Progress to those employees and agents who have a need to know the information for the business purposes of this Agreement, and maintain reasonable arrangements to protect confidentiality satisfactory to Progress with Buyer's or NCNG's employees having access to such information and with third parties having any access to such information; and (v) insure that all tangible objects and copies thereof in Buyer's or NCNG's possession or under its control containing or imparting any such information of Progress shall be returned to Progress at any time upon the request of Progress or upon termination of this Agreement.

                  (b) Progress, on behalf of itself and its employees, agrees to keep confidential all records and other information with respect to Buyer and NCNG. Specifically, Progress agrees that it will, during the Term and thereafter (except where required by law or court order or administrative agency order or subpoena): (i) retain all such information of Buyer and NCNG in confidence; (ii) not disclose any such information to any third party without the permission of Buyer; (iii) not use any such information of Buyer or NCNG for any purposes other than performing its obligations under this Agreement; (iv) use its reasonable efforts to limit access to the information of Buyer and NCNG to those employees and agents who have a need to know the information for the business purposes of this Agreement, and maintain reasonable arrangements to protect confidentiality satisfactory to Buyer with Progress' employees having access to such information and with third parties having any access to such information; and (v) insure that all tangible objects and copies thereof in Progress' possession or under its control containing or imparting any such information of Buyer or NCNG shall be returned to Buyer at any time upon the request of Buyer or upon termination of this Agreement.

         12. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of North Carolina without regard to its conflict of laws principles or rules.

         IN WITNESS WHEREOF, Progress, Buyer and NCNG have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                         PROGRESS ENERGY, INC.


                                         By: ___________________________________
                                             Name:
                                             Title:




                                         PIEDMONT NATURAL GAS COMPANY, INC.


                                         By: ___________________________________




                                         NORTH CAROLINA NATURAL GAS CORPORATION


                                         By: ___________________________________

                                   SCHEDULE A
                  SCOPE OF SERVICES TO BE PROVIDED BY PROGRESS


1. Seller shall offer functional and technical expertise to assist with conversion of data used in the normal course of business of NCNG from Seller's information systems to Buyer's information systems.

2. Continued use of Seller's information systems for financial, supply chain management, large volume billing systems and human resources information as needed by Buyer in its normal course of business.

3. Access to Seller's technical expertise to provide extracts of data used in the normal course of business of NCNG.

4. Access to Seller's functional expertise to explain special business rules applicable to the NCNG operations.

5. Continued use of Seller's "remote service dispatching" and "service order scheduling" systems, and continued program support for ORCOM.

6.       Continued use of Seller's services for customer-invoice mailing.

7. Seller will keep its telecommunications and network infrastructure and support personnel used by NCNG in-place as needed. This shall include, but not be limited to, Seller's mobile dispatch infrastructure, radio towers, telephone, VRU (voice response unit), websites and cellular communication networks.

8. Seller shall provide monthly financial information reports currently developed and prepared for the NCNG operations.

9. Seller will allow Buyer the continued use of its cash management systems and resources or, in the event Buyer converts Seller's ORCOM system to Buyer's customer billing system during the Term, then Seller will provide daily files of NCNG's cash transactions for up to ninety
         (90) days following the effective time of such customer billing conversions.

10. Seller shall provide to Buyer inquiry access to historical consumption and account receivable information for up to one (1) year after conversion of the date used in the Buyer's CIS system, provided however, that such access shall terminate no later than eighteen (18) months after the effective time of closing.

                                    EXHIBIT D


                           MANUFACTURED GAS FACILITIES


1. Washington, NCD986197275, Washington Coal Gas Plant, West 3rd and West Van Norden, Washington

2. Wilmington, NCD986188910, Wilmington Coal Gas Plant, Castle & Surry Streets, Wilmington

3. New Bern, NCD986197259, New Bern Coal Gas Plant, South Front & Hancock Streets, New Bern

4.       Fayetteville, NCD986197341, Fayetteville Coal Gas, Ray Avenue,
         Fayetteville

5.       Kinston, NCD986197366, Kinston Coal Gas Plant, West South Street,
         Kinston